Exhibit 10.18

DILIGENTIA	LEASE AGREEMENT FOR PREMISES	Page 1 (4) No: 9753-3006-01

The undersigned parties have today entered into the following lease agreement.	A cross in a box means that the subsequent text applies

Landlord	Name: Diligentia Fyrkanten AB								Person/company-ID: 556652-4210
Tenant	Name: Midasplayer AB								Person/company-ID: 556653-2064
Billing address: Sveavägen 44, SE-111 34 Stockholm
Address etc. of premises	Municipality: Stockholm						Property name: Träsket 17
	Street: Sveavägen 44				Floors/buildings: Floor 4				Unit-no (premises): 3006
Use of premises	The premises and associated space will be let for use as Offices for Midasplayer AB
	☐	The proposed use is set out in more detail in the attached specification.							Annex:
Condition of the premises	The premises will be let in their existing state.
	☒	A description of the condition of the premises on the date of signature of this agreement, and details of who is to arrange and pay for any defects to be remedied and any agreed changes to be made as of the start date of the lease, can be found in the attached inspection report and action list.							Annex: 2
Size and area of the premises	Area type Office		Floor 4	approx. m [2] approx. 4127		Area type		Floor	approx. m [2]

If the area stated in the agreement differs from the actual area, this will not entitle the tenant to any repayment or reduction in the rent or entitle the landlord to a higher rent, as the case may be.

	☒	The scope of the rented premises is shown in the attached drawing(s).							Annex: 1, 3:4
	☐	Vehicle access for loading and unloading	☒ Space for signs	☐	Space for display board/entryphone ☐	Parking space(s) for car(s)	☐	Garage space(s) for car(s)	☐
Lease period	From (inclusive): 01.09.2014					To (inclusive): 31.08.2019
Notice of termination/ extension	Notice of termination of this agreement must be given in writing at least 9 months before the end of the agreed lease period. Otherwise, the agreement will be extended by ☒ 3 years ☐ months at a time
Rent	SEK 19,000,000 per year, excluding the additional charges marked below
Index clause	☒	Any change to the rent stated above will be made in accordance with the attached index clause.							Annex: 2
Property tax	☒	Property tax is payable in accordance with the attached property tax clause.			☐ Property tax will be included in the rent.				Annex: 2
Provision of and payment for electricity, sanitation, heating, hot water, cooling and ventilation	The landlord will provide/arrange for ☒ Electricity ☒ Water and sanitation ☒ Heating ☒ Hot water ☒ Cooling ☒ Ventilation Payment:
	Electricity	☐	Tenant takes out its own contract.	☒	Tenant pays according to attached operating costs clause.		☐	Included in rent.	Annex: 2
	Water and sanitation	☐	Tenant takes out its own contract.	☐	Tenant pays according to attached operating costs clause.		☒	Included in rent.	Annex:
	Heating	☐	Tenant takes out its own contract.	☒	Tenant pays according to attached operating costs clause.		☐	Included in rent.	Annex: 2
	Hot water	☐	Tenant takes out its own contract.	☐	Tenant pays according to attached operating costs clause.		☒	Included in rent.	Annex:
	Cooling	☐	Tenant takes out its own contract.	☒	Tenant pays according to attached operating costs clause.		☐	Included in rent.	Annex: 2
	Ventilation			☐	Tenant pays according to attached operating costs clause.		☒	Included in rent.	Annex:
Meters	If the tenant is to have its own contract as above, and there is no meter, the installation of the necessary meters will be carried out and paid for by ☒ the landlord ☐ the tenant

Fastighetsägarna Sverige’s form 12B.2, drawn up in 2008 in consultation with SABO, Svensk Handel and Visita. Revised 2011. Reprinting prohibited.	Signed	Signed

DILIGENTIA	LEASE AGREEMENT FOR PREMISES	Page 2 (4) No: 9753-3006-01

The undersigned parties have today entered into the following lease agreement.	A cross in a box means that the subsequent text applies

Waste disposal	In so far as the landlord is responsible for providing space for waste to be stored and arranging for it to be removed, the tenant is responsible for placing waste in the bins provided in the designated place and for assisting, without charge, in any further sorting that the landlord may decide upon. The following will also apply:
☒

The tenant will arrange and pay for the removal of any waste originating from activities carried out by the tenant on the premises (although the landlord is responsible for providing waste bins and the necessary refuse space). The tenant undertakes to sign and maintain a contract with a disposal company for the removal of waste.

☐

The landlord will coordinate the removal of any waste from the business activities of multiple tenants in the property. The tenant will reimburse the landlord for the tenant’s share of the cost of waste removal as a supplement to the rent. The portion of this cost payable for the premises is considered to be              per cent. On the date of signature of this agreement, the supplement to the rent will be SEK              per year.

	☐	The cost of removing any waste originating from activities carried out by the tenant on the premises will be included in the rent.
	☐	Other provision: see annex			Annex:

Cleaning of stairs	☒	included in rent	☐ arranged and paid for by the tenant	☐ other provision: see annex	Annex:
Snow clearing and gritting	☒	included in rent	☐ arranged and paid for by the tenant	☐ other provision: see annex	Annex:
Unforeseen costs

If unforeseen cost increases for the property should arise after signature of this agreement as a result of

a) the introduction or increase of any tax, charge or levy payable specifically for the property that may be ordered by the parliament, government, municipality or other authority, or

b) general development measures or similar undertaken on the property that do not only concern the premises and which the landlord is obligated to carry out following a decision of the parliament, government, municipality or other authority, the tenant will reimburse the landlord with effect from the date of the cost increase for the share of the total annual cost increase for the property that is attributable to the premises.

The share attributable to the premises is set at 11.72 per cent. If this percentage is not specified, it will be determined from the rent paid by the tenant (excl. VAT) in proportion to the rents paid for all premises in the property at the date of the cost increase (excl. VAT). For unlet premises, an estimate of the market rent will be made.

Tax under a) above does not include VAT and property tax in as much as these will be reimbursed in line with the agreement. Unforeseen costs are any costs not decided upon by the bodies mentioned under a) and b) at the date of conclusion of the agreement. Remuneration will be made according to the rules set out below for the payment of rent.

Value-added tax (VAT) Tenant’s liability for VAT
	☒	The tenant intends to operate business activities liable for VAT on the premises.
Landlord’s liability for VAT	☐	The tenant does not intend to operate business activities liable for VAT on the premises.
	☒	The owner/landlord is liable for VAT from letting the premises. The tenant will pay the applicable VAT in addition to the rent.
	☐	If, following a decision by Skatteverket (The Swedish Tax Agency) the owner/landlord becomes liable for VAT from letting the premises, the tenant will pay the applicable VAT in addition to the rent.

The VAT is payable with the rent and will be calculated on the specified rent amount plus any supplements and other remuneration specified in the lease agreement, according to the rules concerning VAT on rent in effect at any given time.

If, as a result of the tenant’s own actions – such as the full or partial sub-letting of the premises (including to its own company) – the landlord becomes liable for VAT under the provisions of the Swedish VAT Act, the tenant must reimburse the landlord in full for the loss of the landlord’s right to deduct VAT. The tenant must also pay remuneration for the increased cost arising from the loss of the landlord’s right to deduct VAT on operating costs which results from the tenant’s actions.

☐

If the introduction of mandatory liability for VAT on the rental of premises renders the owner/landlord liable for VAT on the rental of these premises, this will be governed by whatever the parties have agreed separately under the attached clause.

Annex:
Payment of rent	Rent will be payable in advance, without any reminder, by the last working day before the start of ☐ each calendar month ☒ each calendar quarter, by transfer to			PlusGiro no: 4130102-9	BankGiro no: 5048-7503
Interest, payment reminder	In the event of late payment of rent, the tenant will pay both interest according to the Swedish Interest Act and remuneration for written reminders according to the legislation on remuneration for collection costs etc.
Environmental impact

Before taking possession, the tenant must obtain the necessary permits for the business for which the premises have been let. The business must be run in such a way that it complies with the environmental legislation and other rules on the environment in effect at any given time. The tenant’s liability for the environmental impact will continue after the expiry of this agreement and is not time-limited under the provisions of Chapter 12, Section 61 of the Swedish Land Code (Jordabalken).

	☐	For further provisions concerning environmentally hazardous activities, see attached environmental clause.			Annex:
	☒	The parties have reached an agreement to reduce the environmental impact of the property and the premises; see ‘green annex’.			Annex: 6
Building product declarations	If the tenant carries out maintenance, improvement or modification work to the premises, under the provisions of this agreement or otherwise, the tenant must provide the landlord in good time prior to the work with building product declarations – where these exist – for the products and materials to be brought into the premises.
Inspections	If an inspection ordered by an authority to examine installations such as electrical or sprinkler systems uncovers faults and defects in installations belonging to the tenant, the tenant must perform the requested remedial measures at its own expense and within the time specified by the authority. If the tenant has not remedied faults and defects within the specified time, the landlord may take the measures specified by the authority at the tenant’s expense.
Access to certain areas	The tenant must ensure that access to areas which the landlord or anyone representing the landlord, or staff from energy, sanitation or telecoms companies and similar, needs to access for the management and operation of the property is not impeded by any aspect of the tenant’s business activities.

Fastighetsägarna Sverige’s form 12B.2, drawn up in 2008 in consultation with SABO, Svensk Handel and Visita. Revised 2011. Reprinting prohibited.	Signed	Signed

DILIGENTIA	LEASE AGREEMENT FOR PREMISES	Page 3 (4) No: 9753-3006-01

The undersigned parties have today entered into the following lease agreement.	A cross in a box means that the subsequent text applies

PBL charges	If the tenant makes changes to the premises without the necessary planning permission, other permit or authorization, which result in the landlord being obliged to pay a building fee or fine under the rules in the Swedish Planning and Building Act (PBL), the tenant must reimburse the landlord with an equivalent amount.

Fire protection	☒ The parties’ obligations towards each other under accident prevention legislation are governed by the attached fire protection clause.		Annex: 2
Official requirements etc.	☐ The landlord ☒ The tenant	must take any measures, on its own responsibility and at its own expense, that may be ordered by an authority, court or insurance company pursuant to current or future legislation or contract from the start date of the lease onwards for the use of the premises for their intended purpose. The tenant must consult with the landlord before measures are taken.
Fixtures and fittings	The premises are let
	☒ without any fittings intended specifically for the business	☐ with fittings intended specifically for the business according to annex	Annex:
Maintenance	☐ The landlord will carry out and pay for the necessary maintenance of the premises and any fittings provided by the landlord specifically for the tenant.	However, the tenant is responsible for ☐ as per annex	Annex:
	☒ The tenant will carry out and pay for the necessary maintenance of the surface of floors, walls and ceilings and of fittings provided by the landlord specifically for the tenant.	The tenant’s maintenance obligation also includes ☐ as per annex	Annex: 2, 5
	☐ For further breakdown of maintenance obligations, see annex.		Annex:
If the tenant neglects its maintenance obligation as set out above and does not rectify the situation within a reasonable time following a written warning, the landlord may discharge the obligation at the tenant’s expense.
Management, operation and modification work	Unless agreed otherwise, the landlord will handle the management, operation and maintenance of public and shared areas.
	☐ Other agreement on public and shared areas		Annex:

The tenant may not carry out any fitting out and/or installation or modification work that directly affects load-bearing building elements or facilities or installations essential to the functioning of the building, such as electrical, water and sanitation and ventilation systems, without the landlord’s written approval.

The tenant may not incorporate installations such as sprinkler heads and ventilation systems into fixtures in such a way that the performance of such systems is compromised. When performing fitting out work, the tenant must ensure that the essential function of radiators and other heating equipment is maintained.

Cables for telephone and data communication

☐    The landlord                            ☒    The tenant

will pay for the necessary laying of cables for telephone and data communication from the connection point stipulated by the operator to the points in the premises chosen by the tenant in consultation with the landlord.

	☐ Other breakdown of responsibility for telephony and data communication, see annex.		Annex:
Signs, awnings, etc.

Subject to consultation with the landlord, the tenant may erect the usual signs for the business, provided that the landlord does not have a legitimate reason to refuse consent and that the tenant has obtained the necessary permits from the authorities concerned. Other fittings such as awnings and antennae may not be erected without the landlord’s consent. When vacating the premises, the tenant must restore the exterior of the property to an acceptable state.

In the case of more extensive maintenance to the property, such as exterior renovation, the tenant must remove and reinstate any signs and other fittings placed on the building by the tenant, at its own expense and without remuneration.

The landlord undertakes not to install entryphone systems and display boards on the exterior walls of the premises rented by the tenant without the tenant’s consent, and grants the tenant priority rights to install entryphones and display boards on the walls in question.

	☐ The tenant undertakes to comply with the attached signage scheme.		Annex:
Insurance	The landlord must take out and maintain the standard property insurance for the buildings in which the rented premises are located. The tenant must take out and maintain business insurance for the activities carried out on the premises. Both the landlord’s and the tenant’s insurance must cover damage caused by third parties.
External damage

☐    The landlord                            ☒     The tenant

will be liable for damage to windows, displays and signs belonging to the premises and to entrance and other doors or gates leading to and from the premises. In all cases, this liability will also include frames, openings and door cases.

Locking systems	☐ The landlord ☒ The tenant will equip the premises with any locking and intrusion protection systems required by the tenant’s business insurance.
Reduction in rent
Agreed state etc.	The tenant will not be entitled to any reduction in rent for periods when the landlord is having work done to restore the premises to the agreed state or other work specifically mentioned in this agreement and the annexes to it.
Routine maintenance

☐    Any reduction in rent for impediments or restrictions to rights of use where the landlord is having routine maintenance done to the premises or the property as a whole will be granted according to the rules in the Swedish Lease Act.

☐    The tenant is not entitled to any reduction in rent for impediments or restrictions to rights of use where the landlord is having routine maintenance done to the premises or the property as a whole. However, the landlord must inform the tenant in good time of the nature and extent of the work and when and for how long it is to be carried out.

	☒ The parties agree that the right to a reduction in rent where the landlord is having routine maintenance done to the premises or the property as a whole will be governed by a separate annex.		Annex: 2

Fastighetsägarna Sverige’s form 12B.2, drawn up in 2008 in consultation with SABO, Svensk Handel and Visita. Revised 2011. Reprinting prohibited.	Signed	Signed

DILIGENTIA	LEASE AGREEMENT FOR PREMISES	Page 4 (4) No: 9753-3006-01

The undersigned parties have today entered into the following lease agreement.	A cross in a box means that the subsequent text applies

Reinstatement on vacating the premises	Unless agreed otherwise, and no later than the end of the lease, the tenant must have removed its property and restored the premises to an acceptable state.
	☐ Other agreement on removal and reinstatement according to annex.			Annex:
The parties agree to conduct a joint inspection of the premises no later than the last day of the lease. If, as a result of measures taken by the tenant – with or without the landlord’s consent – the premises contain materials not specifically agreed to be the landlord’s responsibility when vacated by the tenant, the tenant must remove these materials or reimburse the landlord for the costs of disposal, such as waste tax, transport and landfill or similar charges.
Force majeure	The landlord will be released from its obligation to fulfill its side of the agreement and to pay compensation if this commitment cannot be met at all or only at an abnormally high cost because of war or insurrection or any stoppage, blockade, fire, explosion or action by a public authority over which the landlord has no control and which it could not have foreseen.
Security	The tenant must lodge security with the landlord for its obligations under this agreement no later than the 1st month after signature, by way of
	☐ surety provided for ☐ bank guarantee up to the sum of ☒ other security in the form of			Annex: 2, 8
deposit
If the agreed security is not provided by the specified date, this agreement will lapse, if the landlord so demands before the start date of the lease.
Personal Data Act	☐ For information to tenants on the processing of personal data and written consent, see attached personal data clause. (Not applicable if the tenant is a legal person.)			Annex:
Special provisions	Size of the premises			Annex: 1
	Special provisions			Annex: 2
	Technical specification, room description, demarcation of investment			Annex: 3:1-3
	Drawing			Annex: 3:4
	Notification timetable, project cooperation, modification template			Annex: 4:1-3
	Demarcation of maintenance			Annex: 5
	Green annex, option drawing, deposition			Annex: 6, 7, 8
Signature	This agreement, which may not be signed without specific authority, has been drawn up in two identical copies, one for each party. Any earlier agreements between the parties relating to these premises will lapse from the entry into force of the present agreement.
	Place/date: Stockholm, 12.06.2013		Place/date: Stockholm, 12.06.2013
	Landlord’s name: Diligentia Fyrkanten AB		Tenant’s name: Midasplayer AB
	Signature (authorized signatory/agent): /s/ [illegible] /s/ [illegible]	☐ Authorized signatory ☒ Authorized agent	Signature (authorized signatory/agent): /s/ [illegible]	☒ Authorized signatory ☐ Authorized agent
	Name in full: [illegible] John Junker		Name in full: Lars Markgren
Transfer Signature	The above lease agreement will be transferred as from
	Departing tenant (name):		New tenant (name):	Person/company-ID
	Signature (departing tenant):	☐ Authorized signatory ☐ Authorized agent	Signature (new tenant):	☐ Authorized signatory ☐ Authorized agent
	Name in full (departing tenant):		Name in full (new tenant):
Approval by the landlord	The Landlord approves the transfer Place/date:		Signature (authorized signatory/agent):	☐ Authorized signatory ☐ Authorized agent
	Landlord’s name:		Name in full (landlord/authorized signatory):

Fastighetsägarna Sverige’s form 12B.2, drawn up in 2008 in consultation with SABO, Svensk Handel and Visita. Revised 2011. Reprinting prohibited.

SVEAVÄGEN 44	SCOPE OF THE PREMISES ANNEX 1

Wingårdh	MIDASPLAYER/KING - 10.06.2013	DILIGENTIA

SPECIAL PROVISIONS

FOR PREMISES

Annex no: 2

In the event of conflicting information or regulations, these Special Provisions will take precedence over the pre-printed agreement form (Fastighetsägarna Sverige form 12B.2)

RENTAL PROPERTY		Lease agreement no	In property
		9753-3006-01	Stockholm Träsket 17
LANDLORD		Company	Organization-ID
		Diligentia Fyrkanten AB	556652-4210
TENANT		Company/name	Organization/person-ID
		Midasplayer AB	556653-2064
LEASE PERIOD		From (inclusive)	To (inclusive)
		01.09.2014	31.08.2019
1.	DEFINITIONS

The “Property” refers to Träsket 17, at Sveavägen 44.

The “Premises” refers to the area marked in annex 1

The “Landlord” refers to Diligentia Fyrkanten AB

The “Tenant” refers to Midasplayer AB.

The “Lease Agreement” refers to this contract, comprising Fastighetsägarna Sverige form 12B.2 plus annexes.

2.	TENANT-SPECIFIC MODIFICATIONS AND PRECEDENCE OF DOCUMENTS

The Landlord undertakes to bear the costs of the Premises and make them available in accordance with the documents and annexes 3:1–3:4 listed below in these Special Provisions (the ‘tenant-specific modifications’). These documents complement each other unless expressly stated otherwise. If there are conflicting details or regulations in these documents, they will apply in the order of precedence given below. All other work will be arranged and paid for by the Tenant

Technical specification, annex 3:1

Standard room description, annex 3:2

Demarcation list for investments, annex 3:3

Drawing, annex 3:4

In addition, the following documents, in no particular order of precedence, will cover the tenant-specific modifications, i.e. the preparation of the premises:

Notification timetable, annex 4:1

Project cooperation etc. during the planning and production phase, annex 4:2

Form for requesting changes and additions, annex 4:3

These latter documents complement each other.

3.	START DATE

The start date given in the Lease Agreement is a provisional start date. The definitive start date will be notified to the Tenant no later than six (6) months before the provisional start date given in the Lease Agreement.

The “Definitive Start Date” is the date on which the tenant-specific modifications by the Landlord are complete and the Premises are in the agreed state.

If the definitive start date falls on a date other than the day stated in the Lease Agreement, the duration of the lease will be extended accordingly. The end date of the lease will be rounded to the end of the quarter. The adjusted lease period will be documented in a written addendum to the Lease Agreement.

On the definitive start date, a minuted handover inspection will be carried out to confirm that the premises conform to the documents in the Lease Agreement.

Rent will be collected from the definitive start date onwards.

If the definitive start date has been deferred for reasons attributable to the Tenant, such as where the Tenant’s own works have delayed the start date or the delay has been caused by changes or additions requested by the Tenant or the Tenant has not given notice in good time according to the notification timetable agreed between the Parties and this causes the delay, the Parties agree that the full rent plus supplements will be payable from the definitive start date notified in writing by the Landlord in accordance with the first paragraph of this clause. In these cases, the Tenant will if possible be allowed to move into the parts of the Premises that are ready.

The Parties agree that neither party will be entitled to terminate the agreement or demand other penalties under Chapter 12 of the Swedish Land Code if the start date as defined above is delayed.

4.	INDEX

The base rent under this Lease Agreement will be SEK 19,000,000 per year.

Of the base rent, 100% or SEK 19,000,000 will form the basis for calculating supplements under this clause.

During the lease period, supplements to the base rent will be payable in line with changes in the consumer price index (Statistics Sweden’s total index with 1980 as base year) with a percentage markup on the base rent according the criteria below.

The base rent will be deemed to be adjusted to the index figure for October 2012 (314.59 = base index).

Special provisions - basic version Ver. 2.2012	1(6)	Signed

SPECIAL PROVISIONS

FOR PREMISES

Annex no: 2

If the index figure for the third month (the reference month) preceding the month from which the modified rent is to apply has risen in relation to the base index, a rent supplement will be payable at the percentage by which the index has changed in relation to the base index. A rent supplement will subsequently be payable in line with changes in the index, whereby changes in the rent will be calculated on the basis of the percentage change between the base index and the index figure for the reference month. However, the resulting rent may never be set lower than the rent for the preceding quarter.

Example: Base index according to lease agreement = October 2011. At the time of notifying the rent for Q2/2012 (April-June), the index for April is not known. The increase is calculated from the latest known quarterly index, for January 2012, which is compared with the base index. The adjustment is thus made with a quarter’s delay.

The rent supplement according to this provision will be payable at the same time as the rent.

5.	COST OF HEAT	A supplement will be added to the rent for energy costs for heating of SEK 40/sqm per year. This rent supplement will be index-adjusted in the same way as the base rent.
6.	WATER AND SANITATION	The base rent includes the cost of water and sanitation for normal consumption. The Tenant will pay remuneration for the costs of water consumption and for heating of water beyond what is normal for the rented premises, such as for machines associated with operation or other special equipment. In the present case, it is the responsibility of the Tenant to procure and install water meters at its own expense to measure the consumption for which it is liable. Water meters may be installed on the initiative of either the Landlord or the Tenant. “Normal consumption” for the purposes of this clause refers to REPAB’s statistics on local usage.
7.	COOLING AND VENTILATION

A supplement will be added to the rent for energy costs for cooling (air conditioning) and ventilation of SEK 20/sqm per year. This rent supplement will be index-adjusted in the same way as the base rent.

The ventilation system for the Property provided by the Landlord will normally operate between 07.00 and 18.00 on working days.

8.	SPECIAL COOLING	The Parties may reach a separate agreement on the provision of special cooling to the Premises.
9.	ELECTRICITY

The Tenant will be supplied with electricity via the Landlord’s contract. A supplement will be added to the base rent for the Tenant’s consumption of electricity, as follows. The Tenant will pay a provisional quarterly remuneration for electricity consumption of SEK 60/sqm per year. The difference between the provisionally billed consumption and the actual consumption will be settled annually in arrears, based on the Landlord’s overhead costs, with a markup as below. The overhead costs are made up of a fixed part (contract cost, grid charges, taxes etc.) and a variable part (consumption in öre/kWh). The fixed part will be apportioned according to consumption among those served via the Landlord’s electricity contract. The variable part will be measured with downstream meters. A fixed supplement of 5 öre/kWh will also be added for servicing low-voltage switching equipment and administration. The provisional billing for the second and subsequent years will be based on the previous year’s consumption.

If the Landlord so wishes, it may also install a separate meter for the Premises. In this case, the Tenant undertakes to sign a separate electricity contract for the electricity consumed by the Premises.

10.	WASTE DISPOSAL	The Tenant must follow the Landlord’s instructions with regard to sorting and handling of waste and returnable materials. The Tenant must help to keep the Property and its public areas clean and tidy. Waste and returnable materials may not be stored outside the premises rented by the Tenant. If they are, the Landlord may remove them at the Tenant’s expense, after a written warning to the Tenant.
11.	PROPERTY TAX

Apart from the rent stated in the Lease Agreement, the Tenant will also pay remuneration for its share of any property tax payable for the premises. The Tenant’s share will be 11.72 per cent, calculated on the basis of the proportion of the total rentable area of the Property accounted for by the Premises. This proportion will not change during the lease period.

Reimbursement of property tax will form a supplement to the rent and is unknown at the date of signature of the agreement.

12.	VALUE-ADDED TAX

At the date of signature, the Tenant’s business is classed as a business liable for VAT under the current rules. Alternatively, the Tenant is classed as a tenant who may be charged VAT according to the rules in Chapter 3 Section 3(2) of the Swedish VAT Act (1994:200). To clarify the provisions in this Lease Agreement concerning VAT, the Parties agree that, if circumstances affecting the Tenant’s liability for VAT change during the term of the agreement, for whatever reason, the Tenant will compensate the Landlord from the date on which the change occurs for all the Landlord’s additional costs caused by this, including but not limited to tax surcharges and interest. The same remuneration requirement will also apply where the Landlord incurs additional costs when its voluntary liability for VAT on the Premises is affected or the Landlord becomes liable for VAT previously waived on the Premises, because of sub-letting or partial letting of the Premises by the Tenant.

If the Landlord so requests, the Tenant undertakes to provide details of any investment (for construction, extension or conversion covered by the ‘extended repair allowance’) made by the Tenant in the rented Premises. This information should include details of the total amount of opening VAT payable on the investments in question, and details of the proportion of this VAT deducted by the Tenant.

13.	ADVERTISING TAX	If it is found that signs erected at the Tenant’s instigation have been placed on the exterior of the building or elsewhere within the Property in such a way that they are not considered to be directly attached to rented premises as understood in the relevant case-law, and this in turn means that the Landlord becomes liable for advertising tax under the Act (1972:266) concerning tax on advertising, the Tenant must compensate the Landlord for the advertising tax plus any supplement that may be payable by the Landlord.

Special provisions - basic version Ver. 2.2012	2(6)	Signed

SPECIAL PROVISIONS

FOR PREMISES

Annex no: 2

14.	INSPECTIONS AND REQUIREMENTS FROM AUTHORITIES ETC.

In addition to the provisions in this Lease Agreement on requirements from authorities, requirements from the Tenant’s employees, directly or via their trade unions, and requirements for access within, to and from the Premises that lead to changes to the Premises must be arranged and paid for by the Tenant.

Requirements arising from any inspections and fire surveys of the Premises must be arranged and paid for by the Tenant where the findings concern installations carried out by or for the Tenant within the rented Premises.

15.	MEASURES ON MOVING INTO THE PREMISES	Before the Tenant moves into the Premises, the Landlord and the Tenant will conduct a joint handover inspection which is to be minuted. The purpose of the inspection is to establish the condition of the Premises as of the start date.
16.	MEASURES ON VACATING THE PREMISES

When the Tenant vacates the Premises, the Landlord and the Tenant will conduct a joint exit inspection which is to be minuted.

When vacating the Premises, the Tenant will at its own expense leave the Premises properly cleaned, pick up and remove any fittings and equipment specifically paid for by the Tenant (e.g. reception desk, telephone and computer cables), repair any damage to the building and generally restore the Premises to a state acceptable to the Landlord. At the same time, the Tenant will hand over all gate and door keys etc., even if they have been procured by the Tenant. If the Premises are not properly cleaned or maintained when they are handed back, the Landlord may have them cleaned or repaired at the Tenant’s expense. When vacating the Premises, the Tenant will cancel any contracts for the supply of energy etc. entered into by the Tenant in its own name.

The Tenant may leave its own fixtures and fittings subject to written consent from the Landlord. Any property left in place will fall to the Landlord without payment.

17.	TRANSFER OF LEASE RIGHTS TO THE PREMISES	The Tenant may not transfer its rights and obligations under this Lease Agreement without the Landlord’s written approval.
18.	LETTING OF LEASE RIGHTS TO THE PREMISES

The Tenant may not sub-let the Premises without first obtaining the Landlord’s written approval.

Before any approval can be obtained to sub-let the Premises, the Tenant must apply to Skatteverket (The Swedish Tax Agency) and obtain a ruling on voluntary liability for tax on business premises.

The Tenant must inform the Landlord in writing if the Tenant sub-lets any part of the Premises. No part of the Premises may be sub-let for purposes other than those agreed between the parties.

19.	MAINTENANCE

The Landlord is responsible for the exterior maintenance of the building and for maintenance of the Property’s essential installations for heating, cooling, ventilation and sanitation.

The Tenant will be responsible for all interior maintenance. The Tenant’s maintenance obligation for surfaces and fittings covers management, repair and maintenance including any necessary replacement. Surfaces are floor coverings, carpets, paint and inside ceilings. Fittings are cupboards, doors, including outside doors that serve only the Premises, locks, benches, appliances, kitchen equipment, light fittings, awnings, blinds, gates, platforms and high-voltage installations fitted by the Tenant downstream of the fuse panel, or low-voltage installations fitted by the Tenant. The Tenant’s maintenance obligation and duty of care also include arranging and paying for cleaning and sweeping extraction ducts from kitchens and replacing light bulbs and fluorescent tubes within the Premises. If the Tenant fails to carry out the care/maintenance required under this clause, the Landlord may carry out the necessary work and bill the Tenant for the time and materials.

The demarcation list (annex 5) sets out how the Landlord and the Tenant have chosen to divide the responsibility for ‘monitoring’, ‘care’, ‘maintenance’ and ‘replacement’ during the lease and who is to bear the costs of these. Definitions of the terms used above can be found in the demarcation list.

20.	REDUCTION IN RENT FOR ROUTINE MAINTENANCE AND RESTORING THE PREMISES TO THEIR AGREED STATE ETC.

The Tenant is not entitled to any reduction in rent for impediments or restrictions to rights of use where the Landlord is having routine maintenance done to the rented Premises or the Property as a whole. However, the Landlord must inform the Tenant in good time of the nature and extent of the work and when and for how long it is to be carried out.

The Tenant undertakes, when moving in and after the Premises have been taken into use, to approve any provisional arrangements, adjustment works, painting jobs etc. The Landlord may also carry out any necessary building and installation work after the Tenant has moved in and taken the Premises into use. The Tenant will not be entitled to any reduction in rent on the basis of these works.

21.	BUILDING WORK	The Tenant may only carry out conversion and fitting out work within the Premises at its own expense and with the Landlord’s written approval, and then only with the aid of consultants and contractors approved by the Landlord. The Tenant must request approval from the Landlord in good time before the works are scheduled to start. Before the works start, the Tenant must obtain all the required permits from the authorities concerned. No works may be started before the Landlord has given its written approval. On the Landlord’s instructions, the Tenant will bear the cost of any necessary amendments to the as-built records for the Property. A set of these as-built documents must be passed to the Landlord. Materials must be selected in accordance with Diligentia’s environmental requirements for building and management. Documentation of the choice of materials must be passed to the Landlord. The Tenant will arrange and pay for all handling of building waste during the rebuilding work, including removal and disposal in line with the environmental requirements in effect at any given time. The Landlord may monitor the works on an ongoing basis. The work must be carried out according to the specific instructions issued by the Landlord.
Special provisions - basic version Ver. 2.2012		3(6)	Signed

SPECIAL PROVISIONS

FOR PREMISES

Annex no: 2

In carrying out its own works, the Tenant assumes a ‘developer’s liability’, which means among other things:
		•	that the Tenant is responsible for complying with Chapter 3 Section 6 of the Swedish Working Environment Act (1977:1160). This means that anyone having building or installation work done must;
			1.	ensure at every stage of planning and scheduling that health and safety aspects are considered both at the construction stage and in future use,
			2.	appoint a suitable building working environment coordinator (BAS P) to plan and schedule the works, with the tasks set out in Chapter 3 Section 7a of the Working Environment Act, and
			3.	appoint a suitable building working environment coordinator (BAS U) to manage the works, with the tasks set out in Chapter 3 Sections 7b and 7f of the Working Environment Act,
		•	that a working environment plan should be drawn up in accordance with AFS 1999:3,
		•	that advance notice should be given to the Swedish Work Environment Authority,
		•	that the Tenant is responsible for coordinating fire protection, and
		•	that the Tenant must take out and maintain insurance to provide sufficient cover for this developer’s liability.

On completion of the building and installation works, these will be inspected and must conform to the Landlord’s written authorization.

It is especially important to the Landlord that all changes to the Premises should be carried out in a professional manner. The Tenant must ensure that the building and installation works do not damage the building or result in increased costs for the Landlord. The Tenant is also responsible for ensuring that the building and installation works are carried out in such a way that other tenants and visitors to the Property are not affected. If another tenant requests and obtains a reduction in rent or compensation of some other kind from the Landlord as a result of works carried out by the Tenant or the Landlord is obliged to pay charges, fines or other damages, the Tenant will bear these costs, whether or not the works were carried out with the Landlord’s approval.

If the Tenant carries out building or installation works within the Premises without the Landlord’s written consent and does not rectify the situation immediately after written warning from the Landlord, the Landlord may restore the Premises at the Tenant’s expense.

No remuneration will be payable for changes, additions and improvements to the Premises carried out by the Tenant, unless agreed otherwise in writing or specified by Chapter 12 of the Swedish Land Code.

22.	DAMAGE

The Tenant will be liable for any damage to the Premises or the Property during the lease which is caused by the Tenant’s actions in the Premises, or its property, staff, contractors, visitors etc. The Tenant’s liability for damage to entrances and other doors applies to all entrances and other doors or gates that lead directly into the Premises.

The Tenant’s business insurance must include cover for damage to the Premises.

23.	ENVIRONMENTAL RESPONSIBILITY/IMPACT

If the Tenant carries out environmentally hazardous activities, it must obtain the necessary permits etc. to perform these activities from the Landlord, authorities, courts or other decision-making bodies.

The Tenant must comply with the environmental legislation in effect at any given time and carry out the environmentally hazardous activity in a way that minimizes any inconvenience to the Landlord, other tenants in the Property and any third parties. The Tenant will be liable financially and in every other way for the impact of the activities on the Landlord, other tenants, third parties and the authorities concerned.

If the Landlord should be held financially liable for the environmentally hazardous activity carried out by the Tenant, the Landlord will be entitled to claim full compensation for this from the Tenant.

The Tenant will be liable for and must pay for all remediation of contaminated land, water and buildings or parts of buildings where the Tenant has caused the contamination. The Tenant’s liability under this clause will continue after the expiry of this the Lease Agreement and is not time-limited under the provisions of Chapter 12, Section 61 of the Swedish Land Code.

The Tenant must consult with the Landlord on matters concerning the choice of materials and technical equipment for fixed installations, building work etc. carried out on behalf of the Tenant and must provide the Landlord with the necessary environmental information.

The Tenant must ensure that the coolant facilities used by the Tenant in its business meet all the requirements laid down in the current environmental legislation at all times.

24.	FIRE PROTECTION

The Landlord is responsible for all fire protection demanded of it by the official requirements in effect at any given time, and the Tenant is similarly responsible for all that is demanded of it by the official requirements in effect at any given time

The Tenant has a duty to document the fire protection within the Premises. The Tenant must therefore provide written documentation of its fire protection systems and organization to the Landlord by 1 December each year. The Tenant’s documentation must have the content set out in general guidance and comments on systematic fire protection work drawn up by the Swedish Civil Contingencies Agency (MSB), cf. SRVFS 2004:3.

The Tenant must also, within two weeks of a written request, provide the Landlord with the information that the Landlord needs to discharge its obligation to present a written report on fire protection in the building to the municipality pursuant to the Act (2003:778) on the Prevention of Accidents.

It is particularly important to the Landlord that the Tenant should meet all its obligations as set out above. If either party does not meet its obligations as set out above, it must indemnify the other party against the costs that it may incur as a result of this omission.

Special provisions - basic version Ver. 2.2012	4(6)	Signed

SPECIAL PROVISIONS

FOR PREMISES

Annex no: 2

25.	SIGNS, ANTENNAE, AWNINGS ETC.

The Tenant has an option on one (1) sign location on the side of the building facing Sveavägen. No rent will be payable for this.

Only after separate agreement between the Landlord and the Tenant will the Tenant be allowed to use exterior walls or other surfaces for illuminated advertising, signage, antennae, awnings, blinds etc. The Tenant’s proposal, which must comply with the Landlord’s signage scheme where this exists, will be reviewed by the Landlord, and the Tenant must await the Landlord’s decision before obtaining the necessary official permits such as planning permission for the signs, at its own expense. After written approval from the Landlord and the authorities concerned, if the Landlord so requires, a separate signage agreement will be drawn up whereby the other provisions of this agreement and applicable parts of Chapter 12 of the Land Code will be applied to the signage agreement. If signs etc. are already in place when the agreement is signed, the Tenant will always be responsible for obtaining and maintaining the necessary official permits for these fittings. The Landlord may erect signs etc. within the Property (according to the Landlord’s signage scheme in effect at the time) without first obtaining the Tenant’s consent.

26.	MORTGAGING ETC.	The Tenant may not mortgage or offer the lease rights to the Premises as security without the Landlord’s written consent.
27.	SECURITY

As security for the discharge of all obligations under the Lease Agreement and Chapter 12 of the Land Code, the Tenant must deposit the sum of SEK 10,000,000 with the Landlord no later than one (1) month after signature of the agreement.

The Landlord has explained to the Tenant that it is especially important that security be lodged in accordance with the first paragraph. If the Landlord does not receive the security within the stipulated time, this will constitute grounds for forfeiture and the Landlord will have a unilateral right under the rules in Chapter 12 of the Land Code to terminate the Lease Agreement prematurely.

A deposit agreement will be signed with the terms set out in annex 8.

28.	NOTICE OF CHANGES

The Tenant undertakes to inform the Landlord immediately of any changes in the composition of the Board, the company name, authorized signatories and the address to which the Landlord can send notice of termination or other communications under the Lease Act.

Communication will be effected in writing by the Tenant sending the Landlord a new certificate of registration or an amendment certificate stating the change.

29.	INSURANCE	The Tenant must take out and maintain the necessary insurance for the Tenant’s business throughout the lease, such as property and liability insurance covering products, fittings, equipment, environment and staff. The insurance policies must provide fully sufficient cover for each individual business activity. The Tenant must present the relevant policy documents at the Landlord’s request.
30.	REGULATIONS ETC.

The Tenant undertakes to comply with the regulations and safety standards that apply within the Property as a whole and which have been drawn up by the Landlord, authorities and insurance companies.

Public communication areas

Subject to certain conditions, the Tenant may use the public communication areas within the Property. The public communication areas are as follows:

•   the entrance to the Property

•   lifts and stairwells

•   other internal communication areas

•   loading ramp and bay for transport vehicles

The following conditions apply to the use of the public communication areas:

Shared loading and unloading areas and areas for internal transport must be kept free from obstructions and flammable or other hazardous materials. The Tenant must therefore immediately remove delivered goods and materials from these areas and not use them as storage areas.

The display or storage of goods, sign boards and the like and the distribution of flyers are not permitted without the Landlord’s written permission.

It is prohibited to sell goods and services in the public communication areas.

The Tenant must remove rubbish and waste to its own or designated waste bins.

If any of the above provisions is breached and corrective action is not taken immediately, the Landlord may remove goods at the Tenant’s expense and also carry out cleaning and maintenance at the Tenant’s expense. Provisions concerning rights of use of the public communication areas may be modified by the Landlord after consultation with the tenants. The Tenant undertakes to respect all rules and regulations for the public communication areas in effect at any given time.

Evacuation routes

The Tenant undertakes not to block evacuation routes within the Premises in any way and to allow the other tenants within the Property to use these in emergency.

Other regulations

The Tenant may not light outdoor candles or other similar light sources with exposed flames in or close to the Property. Smoking is not permitted within the shared or public areas of the Property. The Tenant must ensure that employees do not smoke close to the entrances to the Property. All deliveries and collections must be via the goods in area and on through the back of the rented floor.

Special provisions - basic version
Ver. 2.2012		5(6)	Signed

SPECIAL PROVISIONS FOR PREMISES Annex no: 2

31.	OPTION ON PART OF FLOOR 5

The Tenant has an exclusive option from the date of signature of the Lease Agreement to 1 September 2013 inclusive in relation to the premises on floor 5 marked on annex 7 (approx. 1700 sqm). During this period, the Landlord may not let these premises to anyone but the Tenant. Within the period of validity of the option, the Tenant must notify the Landlord in writing if it wishes to rent the premises.

From (inclusive) 2 September 2013 and during the lease, the Tenant will have ‘first refusal’, as follows.

If the Landlord wishes to let any of the premises on floor 5 (marked on annex 7), it must first offer the Tenant the option of renting those premises on the conditions set out below. The Tenant will have a maximum of ten (10) working days to indicate whether the offer is accepted. If the Tenant declines or fails to give notice of acceptance, the Landlord will be free to let the relevant premises to someone other than the Tenant.

If the Tenant wishes to rent the premises in accordance with this clause, the parties will draw up a separate lease agreement with the same level of rent and rent supplements, VAT and other conditions as this Lease Agreement and with similar standards.

32.	INVESTMENT CONTRIBUTION	The Tenant will receive remuneration for costs incurred in moving in and investment in the Premises (e.g. computer networks), to the tune of SEK 6,000,000 excl. VAT. The Landlord will pay this remuneration on receipt of invoices; payment terms 30 days. This must be billed no earlier than the Definitive start date and no later than six months after the Definitive start date. Otherwise, the right to remuneration will lapse.
33.	RIGHT OF EARLY TERMINATION

The Tenant will have a unilateral right to terminate the Lease Agreement and vacate the Premises early by giving written notice to the Landlord, with effect from the day that falls three (3) years after the definitive start date, subject to 12 months’ notice being given.

If this right of early termination is exercised, the Tenant will pay a one-off sum of SEK 13,000,000 in remuneration to the Landlord when returning the Premises. As this amount constitutes compensation, no VAT will be payable.

Remuneration under this clause must be paid no later than 10 days after an approved exit inspection, but no earlier than five (5) days after the Exit Date. In the event of arrears in payment, interest will be charged according to Section 5 of the Swedish Interest Act until full payment has been made. The amount will be paid as a supplement to the last rent payment.

34.	THE TENANT’S EXISTING PREMISES

The Tenant has premises at St Eriksgatan 113 covering approx. 1977 sqm and approx. 392 sqm under two different lease agreements running to 31 December 2015 and 31 May 2018 respectively. The latter agreement can be terminated early as of 31 May 2016.

The Tenant will be moving into the Premises in the Property before these lease agreements have expired.

The parties will endeavor to minimize the double rent due from the Tenant in the period from the definitive start date to the expiry of these lease agreements by seeking agreement to terminate the tenancies early and attempting to sub-let the premises. All income and/or rent credits resulting from this will go to the Landlord. The parties will draw up a letter of intent without delay, setting out the conditions for this.

35.	CHANGES TO THE RENTAL TERMS

The Parties agree that this Lease Agreement and annexes exhaustively govern all that has been agreed between the Parties.

In order to be valid, any changes and additions to the Lease Agreement must be made in writing by signing supplementary agreements.

36.	GREEN LEASE AGREEMENT

The Tenant and the Landlord have a common objective of reducing the environmental impact that their respective activities may have on our shared living environment.

The Tenant and the Landlord therefore intend to sign a ‘Green Annex’ to the Lease Agreement in line with the agreement template from Fastighetsägarna Sverige. The Parties intend to start this process during 2013.

37.	FORCE MAJEURE	The Landlord will be released from the obligation to fulfill its side of the Lease Agreement and to pay compensation if this commitment cannot be met at all or only at an abnormally high cost because of Swedish or foreign enactments, Swedish or foreign official measures, war, terrorist attack, fire, storm, explosion, strike, blockade, boycott or lock-out or other similar circumstance. The reservation concerning strikes, blockades, boycotts and lock-outs will apply even if the Landlord itself is the object of or is taking such actions.
SIGNATURES		Place and date Stockholm, 12.06.2013	Place and date Stockholm, 12.06.2013
		Landlord Diligentia Fyrkanten AB /s/ [illegible] /s/ [illegible]	Tenant Midasplayer AB /s/ [illegible]
		Signature [illegible] John Junker Name in full	Signature Lars Markgren Name in full

Special provisions - basic version Ver. 2.2012	6(6)	Signed

DILIGENTIA	Document owner: Björn Åsander, Project Manager Diligentia Revised by Karin Ström, Project Office

Technical description

letting of offices

12.04.2012

Rev. 27.09.2012

This document describes the technical functions of the property Sveavägen 44 from the perspective of our future tenants.

Contents

Fire protection	2
Intrusion protection	2
Landlord’s areas	2
Landlord’s premises	2
Solar screening	2
Signage	3
Doors	3
Glass partitions (incl. doors)	3
Load-bearing capacity	3
Ceiling	3
Airborne sound insulation	3
Thermal climate and air quality	4
Special cooling	4
Ducting	4
Power	4
Lighting system	5
Tele-/Datacommunications	5
IT areas	6
Alarm system	6
Material and personnel flows	6
Goods entrance	6
Waste management	6

Fire protection

The building will be equipped with an evacuation alarm with detectors and alarms located where required by fire documentation so that a safe and timely evacuation can be conducted.

Tenants will be responsible for and pay for fire protection measures within their own premises relating to, among other things, hand-held fire extinguishers, evacuation alarms and evacuation signage.

The building will be equipped with a full sprinkler system and alarm transmission to the fire department.

Intrusion protection

Landlord’s areas

The common areas in the building will be equipped with an external mechanical intrusion protection system which, up to 4 m from the ground or any other easily accessible standing area, satisfies SSF 200:4 protection class 2. In order to ensure safe evacuation, some exceptions from the SSF standard’s requirement of approved locks will be made. The shell protection will be complemented by intrusion alarms.

Access to the building’s common areas will be controlled by an access control system.

Annex:

Information drawing SÄK level 0 and 1 (area division as well as scope and function)

The building’s common areas are accessible to the general public during office hours. Entrances from Luntmakargatan, Sveavägen and doors to the lift hall will be time-controlled.

Tenants’ premises

Responsibility for security within the tenants’ premises rests with the respective tenant. However, the property owner will carry out the following preparatory installations.

The enclosing surfaces (walls etc.) of the premises will be equipped with a mechanical intrusion protection system which, up to 4 m from the ground or any other easily accessible standing area, satisfies SSF 200:4 protection class 2.

Doors in the premises’ enclosing surfaces will be constructed to protection class 2 with the exception of the requirement of an approved lockset. The Landlord will equip the doors with a daytime lock that satisfies the evacuation requirements. In addition, the doors will be prepared with an additional recess, so that the tenant can install an approved lockset. When installing such a lockset, the tenant will be responsible for ensuring that evacuation safety requirements are met.

The entrance and loading doors in the premises’ enclosing surfaces will be prepared with ducting for access control and intrusion alarm systems. Other doors in the premises’ enclosing surfaces will be prepared with ducting for electromechanical lock housing and intrusion alarms.

Glass partitions which are part of the premises’ mechanical shell protection will be equipped with ducting for intrusion alarms.

Evacuation devices which are needed to satisfy official requirements will be installed by the Landlord.

Access control systems, intrusion alarm systems and other security systems are to be installed and paid for by the tenant.

Solar screening

External solar screening is not permitted.

Windows and glass partitions located in outside walls will be equipped with integrated automatic, centrally-controlled sun blinds where necessary as part of the climate shield in order to satisfy the building’s climate requirements.

Internal glare protection is to be installed and paid for by the tenant.

Signage

The Landlord will equip the building with the necessary external and internal shared direction signs, location signs, lift directories and evacuation signs.

Other tenant-specific signage outside of their own premises must be carried out in accordance with the sign manual (Skyltmanual) and are to be installed and paid for by the tenant.

Evacuation plans for the premises and signage of evacuation routes for the tenant’s own business are to be installed and paid for by the tenant.

Doors

Entrance partitions at the premises boundary will be constructed as metal/glass partitions. Door type to be determined.

Interior doors will be constructed with a wooden frame.

Other fire-rated doors will be constructed of steel and painted on site.

Glass partitions (incl. doors)

Glass partitions between rooms and corridors, type to be determined.

Enclosing surfaces facing lift halls and atriums will be constructed as metal/glass partitions.

Load-bearing capacity

In general, floor joists must not be loaded with more than 250 kg/m2.

Certain localized load increases are discussed in ‘Design loads’.

Ceiling

The office areas will be equipped with ceiling panels.

Airborne sound insulation

According to SS 2 5268:2007 sound class B, unless otherwise indicated. (explanation of standard as below)

	Towards corridors	Towards other rooms

Flexi-rooms/Office rooms	30 dB	35 dB

Meeting rooms	35 dB*	44 dB

WC/disabled WC	30 dB	35 dB

Rest rooms	30 dB	44 dB

Multifunction rooms	30 dB	44 dB

Tenant boundary	35 dB	52 dB

*	Glass partitions towards corridors must reduce the sound insulation by no more than 5 dB.

Technical climate and air quality

Floors 1-8

Office floors will be equipped with radiators placed under windows along the outside wall. Supply air diffusers for ventilation and air conditioning will be placed along corridor routes for intended room sub-division, either as open plan or office rooms.

Extract air will be carried away via WCs/cleaning rooms/kitchenettes/copier rooms and via centrally located exhaust air diffusers.

The office areas will be cooled by air from variable flow diffusers. If the room temperature is high (cooling required), the air supply will be increased.

Limit on height of fixings in high areas against outside wall – max. height of fixings 400 mm below the suspended ceiling – in view of the inflow of supply air in slot air diffusers against the outside wall.

The room temperature in winter will be allowed to vary between 20 and 23°C

The room temperature in summer will be allowed to vary between 23 and 26°C and must not exceed 26°C more than 80 working hours per year.

In the event of external temperatures outside of the design range, +27°C in summer (RH 50%) and below - 18°C in winter, the room temperature will be allowed to follow by a corresponding amount.

Max. CO2 content caused by people in the premises must not exceed 1,000 ppm.

The interior climate will be guaranteed during normal office hours on weekdays 07.00 to 18.00.

For internal heat output above 40 W/sqm, a separate analysis will be required (climate calculation)

Special cooling

At shaft locations on each floor, provision for special cooling will be in place in case it is needed. Installation is to be paid for by the tenant and the energy consumption will be charged.

Separate agreements must be drawn up if special cooling is required.

Ducting

Vertical ducting for electrical and data/telecommunications cables between floors will be arranged in four shafts to branch out to the tenants’ electrical cabinets on each floor.

Ducting for electrical cables will comprise cable trays along corridor routes above the suspended ceiling and wire trays to socket boxes under the raised floor.

Ducting for fiber optic cables and fibers will be installed between telecommunications rooms and the respective floors. In addition, fibers will be laid in wire trays along corridor routes under the raised floor to the respective tenant’s cross-connection cabinet. From the cross-connection cabinet to the junction boxes, data cables will be laid in wire trays located under the raised floor.

Installations on office floors must be carried out with concealed cables and recessed appliances in solid walls. In system walls, there will be no installations. In meeting rooms, space for fixed installations has been prepared near doors.

In other cases, the installations will be concentrated on ducting routes, cable trays in corridor zones and with socket boxes under the raised floor.

Floor gullies can be installed and connected to socket boxes at the expense of the tenant.

Power

The system will be installed as a five-wire system.

Sockets for separate 230 V general and data power will be installed in a modular design with six one-gang general power and six one-gang data power sockets. The socket system is of the quick release type located under the raised floor at a c/c distance along the external wall of three meters, and elsewhere six meters.

Maintenance sockets will be placed on solid walls and along external walls.

Total number of sockets per floor:

1, 158 general power sockets and 158 data power sockets, with six socket options/sockets.

2-6, 173 general power sockets and 173 data power sockets, with six socket options/sockets.

7, 143 general power sockets and 143 data power sockets, with six socket options/sockets.

8, 130 general power sockets and 130 data power sockets, with six socket options/sockets.

The Landlord takes out the contract with the electricity supplier and consumption will be measured to pass on the charge to each tenant.

Lighting system

The lighting in the offices will be provided by general lighting recess-mounted in the suspended ceiling with locations adapted to the building’s modular dimensions so that sufficient lighting is achieved in small rooms, combination offices and open plan offices.

General lighting for office workplaces is designed to achieve an average luminance of 300 lux.

The total installed lighting power is allowed to be up to a maximum of 10 W/m2, with general lighting accounting for around 7 W/m2.

The meeting room is designed for an average luminance (table surface) of 500 lux.

Other workplace lighting/environmental lighting is the responsibility of the tenant.

Lighting is divided into zones and controlled by switches and presence sensors. Lighting near the outside wall is daylight adjusted.

Open plan offices are prepared with zone-divided lighting areas, while other areas are controlled via switches in the respective areas.

Tele-/Datacommunications

The transfer point to the public fiber/telecommunications network is in the technical room or IT area in the basement.

The property will be connected to the fiber cable network, which enables the Tenant to gain access to broadband via its own subscription. The transfer point is in the basement.

As an option, a data network, CAT 6a, will be installed with two RJ45/workplaces coordinated with electrical sockets under the raised floor within the Tenant’s premises. The network will terminate at patch panel in the cross-connection cabinet (tenant data) within the premises.

It is presumed that the Tenant will use IP telephony or a mobile telephone solution. With IP telephony, RJ-45 sockets are used to connect fixed-line telephony via the above network.

The Tenant itself is responsible for the mobile telephone coverage within the building.

IT areas

In the basement there are separate IT areas for the Tenant’s server installations. Each area has access to 5 kW of redundant cooling and automatic extinguishing equipment. A UPS is to be installed and paid for by the tenant. Separate lease agreements will be set up for the server areas.

Alarm system

Alarm systems will be installed for disabled WCs and rest rooms. The alarm is only local, on the outside of the door, and is not connected further.

Material and personnel flows

The lifts in the entrance hall will be controlled by a ‘destination system’ for efficient use of the transport capacity.

Goods entrance

The goods entrance is designed for modern, functional management of loading and unloading and is manned to maximize capacity. The times of use are regulated.

It is designed for delivery vehicles with a maximum length of 12 m and a maximum height of around 3.5 m.

Consignments of goods for shops on level K1 are handled using two freight lifts in connection with loading. Goods are distributed via corridors to shops on levels K1 and 0.

Small shops facing Sveavägen can also be supplied via the existing loading zone which is currently located towards the middle of the building.

Waste management

Next to the goods entrance there are waste containers and compactors.

On level K1, next to the freight lifts, there are waste sorting rooms and refrigerated garbage rooms.

These functions are also manned.

CONCEPT - BUILDING PARTS AND MATERIALS

METAL/GLASS PARTITIONS TOWARDS ATRIUMS INSIDE NEW EXTERNAL WALL & INSIDE EXISTING FACADE IN WHITE

IN WHITE ON -
INTERIOR DOORS WITH WOODEN FRAMES,
STEEL DOORS, ARCHITRAVES AND SKIRTING
PAINTED ON SITE

WINDOW LEDGE - GRANITE CERAMIC

RECESSED LIGHT FITTINGS

INTERIOR DECOR - VIEW OFFICE
CEILING OF ACOUSTIC PANELS IN WHITE WITH RECESSED LIGHT FITTINGS

SYSTEM WALLS; FILLINGS AND DOORS IN WHITE

OTHER SOLID WALLS IN WHITE
ALTERNATIVELY, ACCORDING TO THE TENANT'S WISHES

TEXTILE CARPET IN TILES

INTERIOR DECOR – SYSTEM WALLS

BILAGA 3:2

SIGN

SIGN LM

Wingårdh

SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012 1(7)

DILIGENTIA

STANDARD
ROOM BASE

1640
1600
1300
2500
2500
2500
A
B
C
D

A
B
C
D

KITCHENETTE

UG. Raised floor

G. Granite ceramic
Make Quarella or equivalent

S. Painted white

V. Painted plaster
Splashboard Type Marazzi, sistema C
Architettura Avorio format 200x200 mm or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

Ö. Cabinet frame and doors make Marmodal or equivalent. Doors factory painted in white.
Composite stone worktops with inset stainless steel sink
Built-in refrigerator and dishwasher in base cabinets

WC, disabled WC

UG. -

G. Granite ceramic
Make Marazzi sistem T Cromie Tortora_C
format 100x100 mm or equivalent

S. -

V. Tiles
Type Marazzi, sistema C Architettura Avorio
format 200x200 mm or equivalent
Inset mirror

T. Ceiling under review

Ö. Additional items of brushed stainless steel:
Toilet paper holders
Coat hooks, one in WC and two in disabled WC
Paper hand towel holders
WC & handle type GBG Nautic or equivalent
Shower and curtain rail in disabled WC
Armrests in disabled WC

MOP ROOM

UG. Raised floor

G. Granite ceramic
Make Marazzi sistem T Cromie Tortora_C
format 100x100 mm or equivalent

S. Granite ceramic
Make Marazzi sistem T Cromie Tortora_C
format 200x200 mm or equivalent

V. Painted plaster, white
Splashboard in white tile for slop basin

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

Ö. Cleaning set with shelves and hangers
Slop basin

DOORS, FACTORY PAINTED IN WHITE.
WORKTOPS, GRANITE CERAMIC

FLOOR IN WC, GRANITE CERAMIC IN DARK GREY BLACK WALLS IN WC IN LIGHT COLOR/WHITE

Wingårdh

SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012

2(7)

DILIGENTIA

STANDARD ROOM TENANT-SPECIFIC MODIFICATIONS
OPEN SPACE

OPEN WORKPLACE

UG. Raised floor

G. Textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls facing office and meeting rooms of wood/glass partitions type Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

LOUNGE, RECEPTION, BREAK AREA AND CLOAKROOM

UG. Raised floor

G. Textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent
Granite ceramic in Atrium C
Make Modena Gigacer in light colors or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls facing office and meeting rooms of wood/glass partitions type Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

OPEN WORKPLACE

LM

Wingårdh

SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012

3(7)

DILIGENTIA

STANDARD ROOM TENANT-SPECIFIC MODIFICATIONS
ROOMS IN THE CORE

2700/2400

OFFICE ROOMS/BACKOFFICE

2500
A
B
C
D

OFFICE ROOMS

OFFICE ROOMS AND MEETING ROOMS IN THE CORE, ROOM HEIGHT 2,500 MM

UG. Raised floor

G. Textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls constructed in wood/glass partitions of type
Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

3300/3420/3600
1000

MEETING ROOM 4 P

4050
3420
1000

MEETING ROOM 6 P

5400
3420
1000
FLOOR PLAN
ACCORDING

MEETING ROOM 8-10 P

6750
3720
1000
FLOOR PLAN
ACCORDING

MEETING ROOM 10-12 P

9450
3720
1000
FLOOR PLAN
ACCORDING

MEETING ROOM 16 P

Wingårdh
SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012
4(7)
DILIGENTIA

STANDARD ROOM TENANT-SPECIFIC MODIFICATIONS
ROOMS FACING ATRIUM

OFFICE ROOMS/BACKOFFICE

MEETING ROOM 4-6 PL

FLOOR PLAN

MEETING ROOM 8 PL

FLOOR PLAN ACCORDING

MEETING ROOM 10-12 PL

OFFICE ROOMS AND MEETING ROOMS FACING ATRIUM, ROOM HEIGHT 2,850 MM

UG. Raised floor

G. Textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls constructed in wood/glass partitions of type Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

FLOOR PLAN ACCORDING

MEETING ROOM 16 PL

FLOOR PLAN ACCORDING

MEETING ROOM 20 PL

Wingårdh

SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012

5(7)

DILIGENTIA

STANDARD ROOM TENANT-SPECIFIC MODIFICATIONS
ROOM FACING FACADE

OFFICE ROOMS

MEETING ROOM 4-6 PL

MEETING ROOM 8-10 PL

MEETING ROOM 12 PL

OFFICE ROOMS AND MEETING ROOMS FACING FACADE, ROOM HEIGHT 2,850 MM

UG. Raised floor

G. Textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls constructed in wood/glass partitions of type Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

Ö. Window ledge
Make Quarella composite stone or equivalent

MEETING ROOM 16 PL

MEETING ROOM 20 PL

Wingårdh

SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012

6(7)

DILIGENTIA

STANDARD ROOM TENANT-SPECIFIC MODIFICATIONS

OTHER ROOMS

FLEXI-ROOMS, REST ROOMS

UG. Raised floor

G. Textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls constructed in wood/glass partitions of type Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

MULTIFUNCTION ROOM TENANT DATA, SUPPLIES

UG. Raised floor

G. Linoleum
Make Forbo type Marmoleum or equivalent

S. Painted white

V. Painted plaster walls and external walls
System walls constructed in wood/glass partitions of type Moelven-Eurowand or equivalent

T. Removable sound-insulated ceiling
Make Ecophon/Rockfon format 600x600 or equivalent
Fittings type Zumtobel Lightfield LED or equivalent

INTERNAL STAIRS

G. Steps textile carpet
Make Egetaepper AB, type Epoca profile modular in 5 colors or equivalent

V. -

T. -

Ö. Internal stairs constructed in steel
Balustrades constructed in steel

STOREROOM ON LEVEL K2

G. Dustproof concrete

S. Painted white

V. Painted plaster walls and concrete walls

T. Painted concrete

LM

Wingårdh

SVEAVÄGEN 44 - ANNEX 3.2 STANDARD ROOM DESCRIPTION 14.02.2012

7(7)

DILIGENTIA

DEMARCATION LIST FOR INVESTMENTS	Annex no: 3:3	DILIGENTIA

RENTAL PROPERTY	Lease agreement no 9753-3006-01	In property Träsket 17
LANDLORD	Company Diligentia Fyrkanten AB		Organization-ID 556652-4210
TENANT	Company/name Midasplayer AB		Organization number/personal identity number 556653-2064

Scope

This demarcation list covers responsibilities for investment including planning, coordination, procurement, construction, installation, trial operation, inspection etc. to a fully functional system.

Perform responsibility means that the respective party is responsible for the performance of the work and, unless otherwise indicated in the lease agreement, for coordination with the Landlord’s systems in general.

Pay responsibility means that the respective party is responsible for all costs of the investment.

The following abbreviations are used:

F Property owner/Landlord

H Tenant

PRODUCT	PERFORM	PAY	COMMENTS
Land/Building
Fixtures and fittings according to standard room description	F	F
Movables	H	H
Facade signs, property’s	F	F
Facade signs, tenant’s	H	H	According to sign plan
The Tenant’s directional signs	H	H
The Landlord’s internal signs	F	F
Door closers/openers, according to official requirements	F	F	Entrance doors etc.
Magnetic catches doors	F	F
Door closers/openers, other	H	H
Fittings and lock cases on doors and gates	F	F
Lock cylinders and accessories	H	H
Solar screening for climate protection	F	F
Other internal solar screening	H	H
Coat racks, coat hooks and mirrors	H	H
Cleaning equipment, fittings slop basin	F	F
Cleaning equipment, trolleys etc.	H	H
Kitchenette interior	F	F
AV equipment	H	H
Fire extinguishers and evacuation plans	H	H
Plumbing
Cooling system for cooling computer rooms etc.	H	H	To be deleted if this is not planned for in the premises.
Cooling system for comfort cooling	F	F
Sprinkler installation	F	F
Electrical and telecommunications
Ducting for public telephone and computer network	F	F
Ducting for telecommunications security	F	F

1(2):	Initials

DEMARCATION LIST FOR INVESTMENTS	Annex no: 3:3	DILIGENTIA

Lighting etc.
Fittings, general lighting	F	F
Environmental lighting for plants and art	H	H
Workplace lighting and auxiliary lighting	H	H
Dimming systems	H	H
Stage lighting auditorium and conference room	H	H
Mounting system for AV equipment	H	H
Telecommunications, wiring
Telephone exchanges and telephones	H	H
Public telephone network including stands and phone sockets	H	H
Computer network	H	H
Telecommunications, operation, monitoring and display
Electronic lock systems in the external shell protection	F	F
Electronic lock systems in the internal shell protection	H	H
Access control systems, premises boundary	H	H
Access control systems, within premises	H	H
Access control systems, other	F	F
Access control systems, ducting	F	F
Telecommunications, telephone systems
Entry phone	F	F
Public telephone	H	H
Lift phone	F	F
Telecommunications, alarm systems
Evacuation alarm according to official requirements	H	H
Other fire alarms	H	H
Intrusion alarms	H	H
Intrusion alarms, ducting	F	F
Operating alarm, property	F	F
Operating alarm, business	H	H
Emergency lighting according to official requirements	F	F
Control and monitoring
Control and monitoring for property operation	F	F
Control and monitoring for business	H	H

SIGNATURES	Place and date Stockholm, 12.06.2013	Place and date Stockholm, 12.06.2013
	Landlord Diligentia Fyrkanten AB	Tenant Midasplayer AB

	/s/ [illegible] /s/ [illegible]	/s/ [illegible]
	Signature [illegible] John Junker Name in full	Signature Lars Markgren Name in full

2(2):	Initials

SVEAVÄGEN 44

PRELIMINARY LAYOUT LEVEL 4 - ANNEX 3.4

LUNTMAKARGATAN
MEETING
KITCHENE
KITCHEN ETTE
RECEPTION
LOUNGE
SVEAVÄGEN

LEVEL 04
TOTAL AREA CA 4 127 SQM
110 SQM / PERSON
TOTAL NUMBER WORKPLACES: 350
UNITS

TEAM TOTAL NUMBER 20
UNITS
(200 WORKPLACES)

EACH TEAM COMPRISES:
OPEN WORKPLACES 10
UNITS
PROJECT ROOM 6-8 PERS 1 UNIT

OPEN WORKPLACES 150
UNITS

20 PERS MEETING ROOM 2 UNITS
1-10 PERS MEETING ROOM 5 UNITS
4 PERS MEETING ROOM (RECRUITMENT) 3 UNITS
2-3 PERS FLEXI-ROOM 10
UNITS

RECEPTION AND LOUNGE 1 UNIT
MULTIFUNCTION ROOM 4 UNITS
REST ROOM 1 UNIT

Wingårdh

PRELIMINARY

ANNEX 3.4 - MIDASPLAYER/KING - 10.06.2013

DILIGENTIA

Preliminär
[illegible] / LM
Annex 4.1

SKANSKA

Sveavägen 44 Planning

Level 4 Tenant Instructions

Activity ID	Activity Name	Remaining Duration	Start	Finish
[illegible]				
[illegible]				
	Tenant Planning	330	03-Jun-13	
[illegible]				
[illegible]				
Tenant Instructions		66	03-Jun-13	
	Drawing up floor plan, Room function ...	66		
A21540	Locked floor plan	0		
A21480	Framework affecting measures	0		
A21490	Fixtures and fittings and equipment	0		
A21550	Walls and floor coverings	0		
A21560	Specific comfort requirements	0		
A21570	Specific lighting requirements	0		
A21580	Determining colors (Prel. date)	0		
A21600	Option data network	0		
[illegible]				
Tenant Instructions		130		
	Planning preparations	23		
A21510	Inaugural meeting	0		
A21520	Tenant Planning	107		
A21530		134		
Production	Handover to production	0		
A21630	Production	134		
A21640	Moving in	0		

2013
2014
2015
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Sveavägen 44 Planning
Tenant-specific Modifications
Tenant Planning
Level 5 Tenant X
Instructions, alterations,
Tenant Instructions
Drawing up floor plan, Room function chart
Locked floor plan
Framework affecting measures
Fixtures and fittings and equipment
Walls and floor coverings
Specific comfort requirements
Specific lighting requirements
Determining colors (Prel. date)
Option data network
Tenant Planning
Tenant
Planning preparations
Inaugural meeting
Tenant Planning
Production
Handover to production
Production

INITIA [signature]

INITIA LM

Actual Work
Remaining Work
Milestone
Summary

Planning schedule

Data date 20-May-13

Signature date: 04-Jun-13

page 1 / 1

Project cooperation in the planning and production stage for the premises	DILIGENTIA

Annex no: 4.2

RENTAL PROPERTY		Lease agreement no 9753-3006-01	In property Träsket 17
LANDLORD		Company Diligentia Fyrkanten AB	Organization-ID 556652-4210
TENANT		Company/name Midasplayer AB	Organization number/personal identity number 556653-2064
31.	SCOPE

This document describes the roles of the Landlord and Tenant and their obligations during the planning and production phases with regard to the tenant-specific modifications of the Premises in the property Träsket 17 (“the Property”) marked on drawing annex 3:4, hereinafter “the Premises”, and rules for the management of and payment for alterations and additional work in the Tenant-specific Modifications and the consequences thereof. “The Tenant” is defined in Annex 2 point 3.

The Landlord will negotiate the tenant-specific modifications of the Premises with contractors. The Landlord’s project management company will manage and coordinate the planning and implementation of the tenant-specific modifications on behalf of the Landlord. In addition, the Landlord will coordinate the Tenant’s own planning and the Tenant’s own works with those of the Landlord in accordance with the instruction schedule, annex 4:2. The Tenant has its own contractors and works management with regard to the Tenant’s own works in the Premises.

The tenant-specific modifications describe the design and function of the Premises with regard to floor plan, materials selection etc. and definitions and descriptions in Annexes 3:1 to 3:3. The Tenant has the right to request alterations from the Landlord and/or additions to what is indicated in the tenant-specific modifications, e.g. with regard to materials selection or floor plan in accordance with what is stated in points 4 to 8 below in this annex. However, the Landlord has the final decision on the extent to which the Tenant’s requests for alterations or additions can and should be carried out in relation to the Property’s technical specifications and the Property’s long-term management.

The Landlord is entitled, after consultation with the Tenant, to make necessary changes to the tenant-specific modifications if this is required for structural reasons or if something unforeseen occurs which could significantly affect the Landlord’s costs or schedule.

32.	AGENTS

The Landlord’s agent: —

The Tenant’s agent: —

The agent is authorized to represent its principal and to make decisions on its behalf on all matters relating to planning and tenant-specific modifications as well as requests and orders for alterations and additional works. The authorizations cover both financial and other decisions in so far as tenant-specific modifications and the Lease in general are concerned.

Any change of agent must be notified to the other party in writing.

33.	FORMS OF MEETING

A steering group shall be set up for the planning and production stages. The steering group shall comprise representatives of the Tenant and Landlord. Each party is responsible for its own participation costs. Agents and other representatives of the Tenant and Landlord shall hold Steering Group meetings at which overarching issues concerning finances, timing, demarcation and local plans are discussed. All important decisions for the project shall be taken regularly at the Steering Group meeting. Steering Group meetings are held once a month or as necessary throughout the period up to the start date. Attendance at the meetings is compulsory.

The Landlord will draw up the agenda, is the convener, and is responsible for minute-taking. The question of adopting the minutes of the previous meeting must always be raised no later than at the next meeting and any objections to the minutes must be included in the next minutes. Any deviation from the arranged meeting schedule must be notified at least five working days in advance.

During the planning or production stages, if the Tenant so requests, tenant meetings may also be held to discuss issues of a detailed nature between the Landlord and the Tenant. The Landlord’s designated agent shall convene and chair the above meetings. Both the Landlord and the Tenant must attend all meetings and any officers who are required to be present from time to time shall be called to the meetings. Any deviation from the arranged meeting schedule must be notified at least five working days before the date of the meeting concerned.

The Landlord will hold, when necessary, separate planning meetings with appointed designers and contractors during the planning and production phases. The Tenant will also be called to these meetings when necessary.

34.	INSTRUCTIONS FROM THE TENANT

The tenant must deliver instructions in accordance with the Instruction Schedule, Annex 4:1. The Instruction Schedule sets out the dates by which instructions from the Tenant must be available to the Landlord in order to be able to keep to the start date. Instructions according to the Instruction Schedule may entail modifications to the tenant-specific modifications and take the form of Instructions, Alterations or Additions in accordance with the definitions in point 6 below in this annex.

If the instruction from the Tenant in accordance with the Instruction Schedule entails an Alteration or an Addition relative to what is indicated in the tenant-specific modifications, the Alteration/Addition must be ordered on a separate form (see point 7 below in this annex).

If the need for instructions is not specified in the instruction schedule, and unless otherwise specified, the Tenant must always provide instructions to the Landlord within ten working days after the Landlord sends the documentation indicated below or the Landlord requests instructions.

1(3)	Initials:

Project cooperation in the planning and production stage for the premises	DILIGENTIA

Annex no: 4.2

If instructions are not provided by the Tenant in accordance with the above, the Landlord may continue to carry out the works in the form indicated in Annexes 3:1 to 3:3 of the Tenant-specific Modifications and otherwise carry out the tenant-specific modifications in accordance with the Landlord’s basic standard for the adaptation and form of the Premises in the Property.
35.	THE LANDLORD’S AND TENANT’S OBLIGATIONS DURING PLANNING AND PRODUCTION

The Landlord is responsible for the planning and production of the leased premises in accordance with Annexes 3:1 to 3:3 of the tenant-specific modifications and for drawing up the documents recording the performance of the works.

The Landlord must give the Tenant the opportunity to submit Instructions or requests for Alterations or Additions in accordance with points 4 to 8 of this annex. The Tenant is responsible, via its own hired consultant, for specific planning of production documents relating to the Tenant’s own works (drawings and descriptions). The Tenant must send its own planning documents to the Landlord for review.

The Landlord is responsible for coordinating its own and the Tenant’s works/installations during the planning and production stage. The Tenant has an obligation to provide the Landlord with the necessary information for the coordination.

36.	INSTRUCTIONS, ALTERATIONS AND ADDITIONS

During the planning and production stages, the Tenant may influence the tenant-specific modifications of the leased premises and its functions through Instructions, Alterations and Additions.

“Instructions” means the Tenant’s time and cost neutral choices or proposals for solutions within the framework of the tenant-specific modifications.

“Alterations” means a different form than indicated in Annexes 3:1 to 3:3 of the tenant-specific modifications. An example of an alteration is a change of surface.

“Additions” means the performance of, for example, new functions or a change of function not already indicated in Annexes 3:1 to 3:3 of the tenant-specific modifications. Examples of additions include additional wet room groups or upgrading of technical systems etc.

37.	ORDERING OF ALTERATIONS AND/OR ADDITIONS	All Alterations and/or Additions to the tenant-specific modifications according to Annexes 3:1 to 3:3 must be ordered in writing on the form specifically prepared for this purpose by the Landlord, Annex 4:3.
38.	CONSEQUENCES OF ALTERATIONS AND/OR ADDITIONS AND COST ADJUSTMENTS

The Landlord shall endeavor, no later than within two weeks after a request for Alteration/Amendment has been presented by the Tenant, to notify the Tenant what the Alteration/Amendment will cost and whether the start date will be delayed as a result of the Alteration/Addition. The Tenant must pay special remuneration to the Landlord for the production of the documents and reports required for the Landlord’s notifications relating to Alterations and Additions. This special remuneration to the Landlord is payable on demand.

After the notification from the Landlord has been received as indicated above, it is incumbent on the Tenant either to notify its acceptance or to withdraw its request for Alterations and/or Additions within ten days or by another deadline indicated by the Landlord. If the Tenant chooses to compensate the Landlord for Alterations/Additions according to the running account principle, with reporting against budget, the Landlord must verify the contractor’s own costs (relating to work, materials, planning, site management and site overheads) with a mark-up of 30% for the Landlord’s costs (e.g. site management, control, workplace representative costs, inspection, developer costs and interest). Information on remuneration in a running account against budget must be noted on the order form for Alterations/Additions. It must also be noted whether and, if so, by how much the Alteration/Addition will affect the timing of the start date.

Until such instruction has been received from the Tenant, the Landlord shall continue its works as if no Alteration or Addition has been requested, but taking care that the option of carrying out relevant Alterations/Additions is not unnecessarily impeded or made more expensive. The Tenant shall compensate the Landlord for all extra costs which may arise in connection with this, e.g. if the Landlord subsequently has to alter/demolish part of the Premises in order to be able to carry out the Alteration/Addition ordered by the Tenant. These costs can either be reported by the Landlord as a separate part of the alteration or addition and thus be compensated together with the billing of the said work or they can be billed to the Tenant separately and thus become payable on demand.

The agreed consequence of alterations and/or additions in terms of the timing of the start date must always be documented, as stated above in this point.

Unless otherwise agreed in writing, alterations and/or additions ordered by the Tenant will be billed together with a mark-up by the Landlord on a monthly basis as the work is carried out by the Landlord and payable on demand.

39.	PROJECT SCHEDULE ETC.	The preparation of the Premises will be carried out in accordance with the project schedule (production and planning schedule) and an instruction schedule. The Landlord and Tenant will jointly monitor compliance with the schedules. If necessary, the schedules will be regularly updated by the Landlord. The Landlord has an obligation to inform the Tenant’s agent immediately if deviations from the schedules arise or updating is required. In the event of deviations, consultations will be held on consequences and measures.
40.	INFORMATION ON THE TENANT’S OWN WORKS AND THE LANDLORD’S APPROVAL	The Tenant is entitled to carry out its own works during the production period in accordance with what is set out below. The Tenant’s own works must be planned and coordinated with those of the Landlord. The Tenant must prepare a draft schedule regarding the Tenant’s own works and report this to the Landlord no later than three months after the signing of this lease agreement. Works which are going to be carried out by the Tenant before the start date must be specified in the planning and instruction schedules in consultation with the Landlord. The Tenant must inform the Landlord of the scope and schedules of its own contractors’ works prior to procurement

2(3)	Initials:

Project cooperation in the planning and production stage for the premises	DILIGENTIA

Annex no: 4.2

of these works. The Tenant must provide the Landlord with details of the contractors the Tenant has hired to carry out these works no later than 30 working days before the respective contractor is expected to start work. Access to the site shall be prepared for the Tenant and its contractors in consultation with the Landlord.

The Tenant must provide its own work supervision and the coordination between its own contractors and suppliers.

The Tenant shall compensate the Landlord for any costs (verified own costs) which may arise in connection with the performance of the Tenant’s own works and incidental deliveries such as for huts, tools, temporary generators, waste disposal, additional cleaning and final cleaning etc.

11.	INSPECTION ETC.	If either of the parties so requests, the parties shall where practical jointly conduct and record an inspection of the premises before the Tenant’s own contractors begin any work within the premises.
12.	QUALITY AND ENVIRONMENTAL ASSURANCE	As part of the quality assurance and environmental work, significant suppliers to the Tenant and Landlord must draw up quality assurance and environmental plans.

SIGNATURES	Place and date Stockholm, 12.06.2013	Place and date Stockholm, 12.06.2013
	Landlord Diligentia Fyrkanten AB /s/ [illegible] /s/ [illegible]	Tenant Midasplayer AB /s/ [illegible]
	Signature [illegible] John Junker Name in full	Signature Lars Markgren Name in full

3(3):	Initials:

DILIGENTIA	Ordering of alterations or additions Project name and number Address and property Sveavägen 44 Träsket 17			NUMBER IN CHANGE ANNEX 4.3 REGISTER UNIT NO. 9753-3006 CREATED BY DATE LAST REV.
Description/scope:
Reference to document:
Type of order:
☐ Review The order only covers a review of the requirements and costs etc. for the works described above. Paid against verified prime costs + contractor’s fee.		☐ Implementation The order covers planning and implementation (as below) of the works described above.
☐ Supplementary agreement no to lease agreement no: 9753-3006-01		Division of labor and investment during project implementation: H= tenant, F= owner/landlord
☐ Rent supplement (increase in base rent) SEK/year		Planning: ☐ H	☐ F	Implementation: ☐ H	☐ F
☐ One-off costs to be paid on SEK excl. VAT. (Invoiced)		Note:

Impact on timing: ☐ The start date is deferred until
☐ Without / ☐ With deferred payment of rent		Division of liability and costs during the management phase: H= tenant, F= owner/landlord
Note: ☐ The area of the premises has increased by ~ m2		Operation: ☐ H ☐ F	Maintenance: ☐ H ☐ F	Replacement: ☐ H ☐ F	Owner: ☐ H ☐ F
☐ Reinstated on vacating the premises as per liability for reinstatement in the lease agreement.		Note/definition according to AFF 95:

☐
☐ Annexes:	1) 2) 3)

Tenant/Requester:	Landlord/Contractor:
Company MIDASPLAYER AB Organization-ID 556653-2064	Company DILIGENTIA FYRKANTEN AB Organization-ID 556652-4210
Order/supplement to the lease agreement approved:
For the Tenant/Requester: SPECIMEN – do not sign	For the Landlord/Contractor: SPECIMEN – do not sign
Signature of agent/authorized signatory	Signature of agent/authorized signatory
Name in full	Name in full
Printed 03.06.2013	Edition 1:2007

Demarcation list for the performance of technical tasks Annex no: 5	DILIGENTIA

RENTAL PROPERTY	Lease agreement no 9753-3006-01	In property Träsket 17
LANDLORD	Company Diligentia Fyrkanten AB		Organization-ID 556652-4210
TENANT	Company/name Midasplayer AB		Organization number/personal identity number 556653-2064

Scope

This demarcation list covers liability for monitoring, care and maintenance/replacement.

The costs of monitoring, care and maintenance/replacement will be borne by the liable party.

General

The tenant will always be responsible for monitoring, care and maintenance/replacement with respect to its own installations and fittings.

Definitions

The definitions below are taken from the AFF (property management agreement) 2004.

Monitoring

Operational measures that involve observing the functioning of a managed property, a fixture or piece of equipment, and reporting any variances.

Care

Operational measures that involve adjustment and/or conservation of a managed property, a fixture or piece of equipment, or the exchange or supply of consumables.

Maintenance/replacement

Measures aimed at restoring the function of a managed property, a fixture or piece of equipment.

Abbreviations

F = owner, landlord

H = tenant

T= monitoring

S= care

U= maintenance/replacement

	System element	Liability for
		T	S	U	Note
1	OUTDOOR ENVIRONMENT	F	F	F

2	EXTERIOR STRUCTURES
2.1.1	Windows	H	H	F	H Window cleaning
2.1.2	Entrances	F	F	F
2.1.2.1	Entrance halls, doors (individual) to the premises	H	H	F
2.1.2.2	Other outside doors to the premises	H	H	F
2.1.2.3	Gates to loading bay	F	F	F	Not in the lease

2.2	Other exterior structures (where not specified below or elsewhere in the agreement)	F	F	F
2.2.1	Signs, tenant’s own	H	H	H
2.2.2	Sun blinds provided by the Landlord	H	H	F

Demarcation list for technical tasks v.1.2012	Initials:
1(3)

Demarcation list for the performance of technical tasks Annex no: 5	DILIGENTIA

2.2.3	Sun blinds provided by the Tenant	H	H	H

3	INTERIOR STRUCTURES (where not specified below or elsewhere in the agreement)	F	F	F
3.1	Operating areas	F	F	F
3.1.1	Switching room	F	F	F
3.1.1.1	Switching room, floor plan	F	F	F
3.1.1.2	Switching room, Tenant’s own installations	H	H	H

3.2	Shared areas	F	F	F

4	SYSTEMS FOR LIQUID AND GASEOUS MEDIA (where not specified below or elsewhere in the agreement)	F	F	F
4.1	Water and sanitation and drainage	F	F	F	H Monitoring

4.2	Cooling systems	F	F	F	H Monitoring

4.3	Heating systems	F	F	F	H Monitoring

4.4	Ventilation systems (where not specified below or elsewhere in the agreement)	F	F	F
4.4.1	Air intake	F	F	F
4.4.2	Unit for air treatment and distribution	F	F	F
4.4.3	Air treatment systems	F	F	F
4.4.4	Air distribution systems	F	F	F
4.4.4.1	Sensors, meters	F	F	F
4.4.4.2	Fans	F	F	F
4.4.4.3	Dampers	F	F	F
4.4.4.4	Ventilation ducts	F	F	F
4.4.4.5	Supply and exhaust air diffusers	H	H	F
4.4.4.6	Exhaust air	F	F	F

5	ELECTRICAL INSTALLATIONS (where not specified below or elsewhere in the agreement)	F	F	F

5.1	Low-voltage installations (where not specified below or elsewhere in the agreement)	F	F	F
5.1.1	Low-voltage switching	F	F	F
5.1.2	Main panels	F	F	F
5.1.3	Distribution panels	F	F	F
5.1.4	Fuse panels	F	F	F
5.1.5	Low-voltage cables	F	F	F

5.2	Standby power supply
5.2.1	Battery power to the premises	H	H	H

5.3	Other electrical installations

Demarcation list for technical tasks v.1.2012	Initials:
2(3)

Demarcation list for the performance of technical tasks Annex no: 5	DILIGENTIA

5.3.1	Light fittings for general lighting, tenant’s notice boards, tenant’s direction signs etc.	H	H	H
5.3.2	Power take-off	H	F	F
5.3.3	Emergency lighting	F	F	F

6	INSTALLATIONS FOR TELECOMMUNICATIONS, SIGNALLING, ALARM, CONTROL AND MONITORING, FIRE PROTECTION ETC. (where not specified below or elsewhere in the agreement)	F	F	F

6.1	Low voltage installations
6.1.1	Telephone systems	H	H	H
6.1.2	Audio-visual facilities	H	H	H
6.1.3	Computer networks	H	H	H
6.1.4	Safety systems	H	H	H
6.1.5	CCTV monitoring	H	H	H
6.1.6	Intrusion alarms	H	H	H
6.1.7	Access control systems	H	H	H

6.2	Central control and monitoring systems
6.2.1	Control, regulation and monitoring systems for the operation of the property	F	F	F

6.3	Fire protection installations
6.3.1	Evacuation alarm	F	F	F
6.3.2	Sprinkler system, upper garage level	F	F	F
6.3.3	Manual fire extinguishers within the premises	H	H	H
6.3.4	Evacuation plans within the premises	H	H	H
6.3.5	Fire protection documentation within the premises	H	H	H

7	TRANSPORT FACILITIES
7.1	Lifts	H	F	F

SIGNATURES	Place and date Stockholm, 12.06.2013	Place and date Stockholm, 12.06.2013
	Landlord Diligentia Fyrkanten AB	Tenant Midasplayer AB

	/s/ [illegible] /s/ [illegible]	/s/ [illegible]
	Signature	Signature
	[illegible] John Junker Name in full	Lars Markgren Name in full

Demarcation list for technical tasks v.1.2012	3(3)	Initials:

DILIGENTIA	GREEN ANNEX TO THE LEASE AGREEMENT FOR THE PREMISES	Page 1(2) Annex no: 6

The undersigned parties have today entered into the following agreement.	A cross in a box means that the subsequent text applies

Concerning	Lease agreement no: 9753-3006-01		Property name: Träsket 17
Landlord	Name: Diligentia Fyrkanten AB					Person/company-ID: 556652-4210
Tenant	Name: Midasplayer AB					Person/company-ID: 556653-2064
Cooperation, information and training

At the time of signing this agreement, the parties exchanged information on their environmental goals and environmental work. This exchange of information will continue at least once a year in the future. The exchange of information must be documented

The landlord will convene and run consultation and follow-up meetings with a representative nominated by the tenant. The status of the measures in this agreement will be discussed at the meetings. The meetings must be documented and should be held at least once a year.

The parties will together produce and, at least once a year, review and update an action plan to reduce the environmental impact of the premises and the property.

The landlord will provide the tenant with written details of how the tenant can help to reduce the environmental impact of the premises and the property. As a minimum, the information should cover the areas of energy, material selection and waste disposal in conjunction with tenant-specific modifications and ongoing maintenance.

Environmental certification of the building and/or the premises

The landlord intends to obtain environmental certification for    ☒  the building    ☐  the premises

Environmental certification system:    ☒  BREEAM    ☐  Green Building    ☐  LEED    ☐  Miljöbyggnad    ☐

Other

Target level to be attained in the above system (not Green Building): Excellent

Year when certification expected to be obtained: 2014
Energy and indoor environment Quantity of energy

In connection with signing this agreement, the landlord will conduct and document a review with the tenant of the latest energy declaration, including any identified suggestions for improvement regarding energy performance, and reported obligatory ventilation controls (OVK) and radon measurements where these are carried out. At the annual consultation and follow-up meetings under this agreement, the parties will discuss the identified suggestions for improvement and the outcome of investigations into energy performance, ventilation and radon levels carried out after the production of the energy declaration.

Each year, the parties will exchange information on resource usage in the premises with respect to

	Process electricity	Information based on	☒	measurement	☐	division of total energy consumption

		Information provided by	☒	the landlord	☐	the tenant

	Heating incl. hot water	Information based on	☐	measurement	☒	division of total energy consumption

		Information provided by	☒	the landlord	☐	the tenant

	Comfort cooling		☐	There is no comfort cooling in the premises

		Information based on	☐	measurement	☒	division of total energy consumption

		Information provided by	☒	the landlord	☐	the tenant

	Special cooling (process cooling)		☒	There is no special cooling (process cooling) in the premises

		Information based on	☐	measurement	☐	division of total energy consumption

		Information provided by	☐	the landlord	☐	the tenant

	Electricity for property	Information based on	☒	measurement	☐	division of total energy consumption

		Information provided by	☒	the landlord	☐	the tenant

	Use of water	Information based on	☐	measurement	☒	breakdown of total water consumption

		Information provided by	☒	the landlord	☐	the tenant
The parties will work together to optimize the operating periods for heating, cooling and ventilation in the premises.
The landlord’s choice of energy-driven systems and equipment must be based on a lifecycle cost calculation where possible and affordable.
The landlord’s choice of building components that affect the energy performance of the building must be based on a lifecycle cost calculation where possible and affordable.
The tenant’s choice of energy-driven systems and equipment must be based on a lifecycle cost calculation where possible and affordable.

Fastighetsägarna Sverige’s form 99, produced in 2012 within Fastighetsägarna’s ‘green lease agreements’ project involving landlords, tenants and authorities. Reprinting prohibited.

DILIGENTIA	GREEN ANNEX TO THE LEASE AGREEMENT FOR THE PREMISES	Page 2(2) Annex no: 6

The undersigned parties have today entered into the following agreement.	A cross in a box means that the subsequent text applies

Type of energy	The landlord will purchase renewable or climate-neutral energy for heating.
The landlord will purchase renewable or climate-neutral energy for cooling.
The landlord will purchase production-specified renewable electricity. ☒ From the start date ☐ As soon as possible taking account of agreements made, but no later than (date)
The tenant will purchase production-specified renewable electricity. ☒ From the start date ☐ As soon as possible taking account of agreements made, but no later than (date)
Indoor environment	The landlord will inform the tenant of the working of any existing sun blinds and the benefits of using these.
Tenant-specific modifications and ongoing maintenance Layout of the premises	In connection with the signing of this agreement, the landlord will inform the tenant of the optimum positioning of workstations with regard to the technical characteristics of the premises.

In connection with the signing of this agreement, the tenant will provide the landlord with a furnishing plan that takes account of the technical characteristics of the premises. The tenant will keep the landlord informed whenever the use of the premises changes in a manner that affects the indoor environment.

Material selection	The parties will consider the environment when selecting materials for use in the premises.
The parties’ choice of materials in the premises will be based on a materials database. State materials database used Byggvarubedöm
The parties will systematically choose eco-labeled building materials in the premises.
The parties will document the chosen materials in a computer system owned and administrated by the landlord.
Choice of fixtures and fittings and equipment	The parties will choose appliances with low energy consumption for use in the premises.
Where possible, the parties will choose low-flow fittings in the premises.
The tenant will provide technology for remote meetings in the premises.
Waste management

The parties will document the handling of dismantled and removed building materials and fittings (reuse, recovery of energy and materials, and disposal to landfill) in conjunction with tenant-specific modifications to the existing premises.

Maintenance of the premises	In discharging its duty of care and maintenance obligations in the premises, the tenant will consider environmental factors in its choice of methods.
In the maintenance, care and operation of the property, the landlord will consider environmental factors in its choice of methods.
Travel	On the conditions set out in the annex, the landlord will provide access, close to the premises, to
	☒ cycle parking			Annex:
Other contractual items	Other contractual items attached			Annex:
Signature	This annex to the agreement is executed in two identical copies, one for each party.
	Place/date: Stockholm, 12.06.2013		Place/date: Stockholm, 12.06.2013
	Landlord’s name: Diligentia Fyrkanten AB		Tenant’s name: Midasplayer AB
	Signature (authorized signatory/agent): /s/ [illegible] /s/ [illegible]	☐ Authorized signatory ☒ Authorized agent	Signature (authorized signatory/agent): /s/ [illegible]	☒ Authorized signatory ☐ Authorized agent
	Name in full: [illegible] John Junker		Name in full: Lars Markgren

Fastighetsägarna Sverige’s form 99, produced in 2012 within Fastighetsägarna’s ‘green lease agreements’ project involving landlords, tenants and authorities. Reprinting prohibited.

SVEAVÄGEN 44	OPTION AREA ANNEX 7

Floor 05 Area of premises: Approx. 1715 sqm

Wingårdh	MIDASPLAYER/KING - 10.06.2013	DILIGENTIA

DILIGENTIA

Between Diligentia Fyrkanten AB org. no. 556652-4210 (the “Landlord”),

and Midasplayer AB org. no. 556653-2064 (the “Tenant”),

have today entered into the following

Deposit agreement, ANNEX 8

1.	Under lease agreement no 9753-3006-01, relating to offices of approx. 4145 sqm in the property Träsket 17 at Sveavägen 44 (the “Lease Agreement”), as security for all obligations under the Lease Agreement and Chapter 12 of the Swedish Land Code (the Lease Act), the Tenant will deposit ten million kronor (SEK 10,000,000) with Intrum Justitia Sverige AB (“Intrum Justitia”) on the Landlord’s account.

2.	This amount must be transferred to Intrum Justitia no later than one (1) month after signature of the agreement. If this does not happen, this deposit agreement will be deemed to have lapsed. Intrum Justitia will send a separate letter to the Tenant with details of how payment is to be made.

3.	Any interest on the deposited amount accruing in the period will go to the Tenant.

4.	One (1) week after the Tenant has failed to meet an obligation under the Lease Agreement and/or the Lease Act, the Landlord may take the necessary funds out of the deposit to meet the obligation. The Tenant must restore the deposit to the agreed amount within ten (10) banking days thereafter.

5.	The Landlord may terminate the Lease Agreement with immediate effect if the deposit is not reinstated in accordance with clause 4 above.

6.	The amount will be repaid twenty-four (24) months after the Definitive start date provided that the Tenant makes all rent payments by the due date.

This agreement has been drawn up in two copies, one for each party.

Stockholm, 12.06.2013	Stockholm, 12.06.2013

DILIGENTIA FYRKANTEN AB	MIDASPLAYER AB

/s/ [illegible]	/s/ Lars Markgren
Signature	Signature

[illegible]	Lars Markgren
Name in full	Name in full

/s/ John Junker
Signature

John Junker
Name in full

Ver 2.2008	1(1)

DILIGENTIA

AUTHORISATION

John Junker and Helena Ekman are hereby jointly authorized to sign a lease agreement on behalf of Diligentia Fyrkanten AB, 556652-4210, with Midasplayer AB, 556653-2064, for premises in the property Stockholm Träsket 17.

Stockholm, 5 June 2013

DILIGENTIA FYRKANTEN AB

/s/ Anders Kupsu	/s/ Michael Wessel
Anders Kupsu	Michael Wessel

The personal signatures of the above authorized signatories are witnessed:

/s/ Susanne Arvidsson

Susanne Arvidsson

Annex: Registration certificate for Diligentia Fyrkanten AB

Diligentia AB PO Box 7063 SE-103 86 Stockholm	Visits Switchboard Fax	Jakobsbergsgatan 22 +46 (0)8-573 655 00 +46 (0)8-573 658 00	Registered office Org-no. Web	Stockholm 556467-1641 www.diligentia.se

ADDENDUM TO THE LEASE AGREEMENT

For premises

Addendum No. 1

In the event of conflicting information or regulations, this Addendum takes precedence over the pre-printed agreement form (Swedish Property Owners’ Association Form 12B)

RENTAL PROPERTY	Lease contract no.	Property name
	9753-3006-01	Träsket 17

LANDLORD	Name:	Personal/comp.no.
	Diligentia Fyrkanten AB	556652-4210

TENANT	Name:	Personal/comp.no.
	Midasplayer AB	556653-2064

OBJECT OF	Object of Addendum:
ADDENDUM	Signing of this Addendum

1. DETERMINATION OF LEASE PERIOD	The Lease Agreement with respect to the above-described rental property (Lease Agreement) was signed between the parties on 06/12/2013.

According to the Lease Agreement, the provisional start date was set at 09/01/2014. The lease period as per this Agreement is five years. The definitive start date has now been set at 11/21/2014 (Start Date). The Tenant shall pay rent as well as supplements as of the Effective Date.

The parties agree herewith that the lease period as per the Lease Agreement shall be determined to be valid from 11/21/2014 up until and including 12/31/2019, whereby the date for the end of the lease period has been adjusted to the following end of the quarter in accordance with the conditions set forth in the Lease Agreement.

2. PENALTY FOR DELAYED START DATE	Should the Start Date be delayed due to circumstances for which the Tenant is not responsible, the Landlord as compensation shall pay damages to the Tenant in the amount of SEK 55,055, exclusive of VAT, for each day for as long as the delay continues.

3. OTHER	In addition, all other terms in this Lease Agreement shall apply.

SIGNATURES	Place and date	Place and date
	Stockholm, 11/05/2013	Stockholm, 11/05/2013

	Landlord	Tenant

	/s/ [illegible]	/s/ Lars Markgren

	Signature	Signature

	[illegible]	Lars Markgren

	Name in full	Name in full

ADDENDUM TO THE LEASE AGREEMENT

For premises

Addendum No. 2

In the event of conflicting information or regulations, this Addendum takes precedence over the pre-printed agreement form (Swedish Property Owners’ Association Form 12B2)

RENTAL PROPERTY	Lease contract no.	Property name
	9753-3006-01	Träsket 17

LANDLORD	Name:	Personal/comp.no.
	Diligentia Fyrkanten AB	556652-4210

TENANT	Name:	Personal/comp.no.
	Midasplayer AB	556653-2064

LEASE PRIOD	From and including:	To and including:

Start Date 12/12/2014

OBJECT OF	Object of Addendum:
ADDENDUM	Signing of this Addendum

BACKGROUND	Midasplayer AB, 556653-2064 (hereafter “Tenant”) leases from Diligentia Fyrkanten AB, 556652-4210 (hereafter “Landlord”) the premises of approx. 4,127 sq.m., located at the Stockholm Träsket 17 property, with the address of Sveavägen 44 in Stockholm. As per the Lease Agreement’s Special Provisions, Item 31, the Tenant will have the right of ‘first refusal’ with respect to the premises on Floor 5, which the Tenant wishes to utilize.

Against this background, the Landlord has developed a proposal of an [additional] area of approx. 1,735 sq.m. that the Tenant wishes to lease. This means that the Premises’ area is expanded by approx. 1,735 sq.m. to the extent shown in Appendix 1 to this Addendum (Optional premises).

ADDITIONS	For this reason, the parties agree that the following emendations to the lease conditions shall be in effect from and including the Start Date of the Optional premises:

	1.	The premises area shall be expanded by approx. 1,735 sq., totaling 5,862 sq.m. in all.

	2.	The Optional premises shall be executed according to the attached illustrated design, Annex 1, with the project’s basic standards and in accordance with the Tenant’s improvements as stipulated in the Lease Agreement, Item 2.

	3.	The Start Date for the Optional premises is 12/12/2014. It is of particular important that the remaining notifications provided by the landlord come at the agreed times and that the Tenant, furthermore, abides by the times and conditions that the landlord advises so that it [Landlord] can perform its own work during the construction period before the Start Date [attached].

4.	Should the Start Date be delayed due to circumstances for which the Tenant is not responsible, the Landlord as compensation shall pay damages to the Tenant in the amount of SEK 21,210, exclusive of VAT, for each day for as long as the delay continues.

	5.	Base rent for the premises shall be augmented by SEK 7,741,800 per year and shall total thereafter SEK 26,741,800 per year, exclusive of VAT and supplements, as per the Lease Agreement.

	6.	The amount under Special Provisions, Item 4 (Index), shall change to SEK 26,741,800.

	7.	The percentage for property tax and unforeseen costs shall change to 16.65%

	8.	Remuneration in case of early termination, as per Special Provisions in the Lease Agreement, Item 33, shall increase by SEK 5,300,000 and shall total SEK 18,300,000, exclusive of VAT.

9.	The Tenant also retains the right of ‘first refusal’ on the remaining premises on Floor 5 of approx. 194 sq.m. (Annex 2), with the same conditions as stipulated in the Lease agreement, Special Provisions, Item 31.

OTHER		In addition, all other terms in this Lease Agreement shall apply.

SIGNATURES		Place and date	Place and date
		Stockholm, 11/05/2013	Stockholm, 11/05/2013

		Landlord	Tenant

		DILIGENTIA FYRKANTEN AB	MIDASPLAYER AB
		/s/ [illegible]	/s/ Lars Markgren

		Signature	Signature

		[illegible]	Lars Markgren

		Name in full	Name in full

Sveavägen 44

Floor 5 – Optional space – Annex 2 – Additions

Wingårdh

Annex 2 – Additions – HGE – KING – SKISS 3594 – 2013 10 24

Sveavägen 44

Illustrated Plan, Floor 5

Floor 5
Total area – ca. 1,735 sq.m.
12 sq.m. /person
Total number of workspaces: 160 units

Open area workspaces: 160 units

Optional Space – Annex 1

Meeting room 4 pers.	5 units
Meeting room 6 pers.	3 units
Meeting room 8 pers.	3 units
Meeting room 10 pers.	1 unit

Additions

Play	1 unit
Multi-purpose room	2 units
Kitchenette	2 units
WC/Disabled WC	9 units
Mop Room	1 unit
Data HO	2 units
Storage	1 unit

Wingårdh

Annex 1 – Additions – HGE – KINO – SKISS 3594 – 2013 10 24

DILIGENTIA